As filed with the Securities and Exchange Commission on January 14, 2008	Registration No. 333 - __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

Registration Statement
Under The Securities Act of 1933

WiFiMed Holdings Company, Inc.

(Exact name of small business issuer in its charter)

Nevada	3570	58-2412118

(State or other jurisdiction of organization)	(Primary standard industrial code)	(I.R.S. Employer incorporation or Identification Number)

2000 RiverEdge Pkwy Ste. GL 100A Atlanta, Georgia 30328 Telephone: (770) 919-7220

(Address and telephone number of principal executive offices and principal place of business)

Gregory Vacca, CEO and President WiFiMed Holdings Company, Inc. 2000 RiverEdge Pkwy Ste. GL 100A Atlanta, Georgia 30328 Telephone: (770) 919-7220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Elliot H. Lutzker, Esq.
Phillips Nizer LLP
666 Fifth Avenue
New York, NY 10103
Telephone: (212) 977-9700   Fax: (212) 262-5152

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
Title of Securities	Amount	Price Per	Maximum	Amount of
to be	to be	Share	Aggregate	Registration
Registered	Registered	(1)	Offering Price	Fee

Common Stock	11,250,000 shares(2)(5)	$0.80	$9,000.000.00	$353.70
par value $0.0001

Common Stock	11,250,000 shares(3)(5)	$0.80	$9,000,000.00	$353.70
par value $0.0001

Common Stock
Par value $0.0001	3,375,000(4)(5)	$0.80	$2,700,000.00	$106.11

TOTAL REGISTRATION FEE				$813.51

(1) The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. This fee computation is based on the average of the bid and asked price of the common stock on the OTCBB under the stock symbol "WIFM" on January 11, 2008.

(2)  Represents 11,250,000 shares of common stock issuable upon exercise of the warrants (the "Warrants") issued in accordance with Securities Purchase Agreements dated November 30, 2007 between the Company and Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategy Master Fund LLC, ena, respectively.

(3) Represents 11,250,000 shares of common stock issuable in connection with the conversion of debentures (the "Debentures") issued in accordance with a Securities Purchase Agreement dated November 30, 2007 between the Company and Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategy Master Fund LLC, ena, respectively.

(4) Represents 1,687,500 shares of common stock issuable in connection with the conversion of the Debentures and 1,687,500 shares of common stock underlying warrants each issuable in connection with the Placement Agent Unit Purchase Option issued to Meyers Associates, L.P., a FINRA member firm, for its services in the November 2007 private placement of the Debentures and Warrants (the "November 2007 Financing").

(5) The Selling Stockholders that participated in the November 2007 Financing have contractually agreed to restrict their ability to convert their convertible Debenture or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.

The registrant shall amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion -  January 14, 2008

PROSPECTUS

WiFiMed Holdings Company, Inc.

25,875,000 Shares of Common Stock

This prospectus relates to the public offering of up to 25,875,000 shares of our common stock issuable upon conversion and exercise of securities sold to institutional accredited investors in a private equity offering.  The shares will be offered from time to time for the account of the stockholders identified in the "Selling Stockholders" section of this prospectus.  We will not receive proceeds from the sale of our shares by the Selling Stockholders.  However, we may receive proceeds from the exercise of the Warrants.  If the all the Warrants are exercised, including those underlying the Placement Agent Unit Purchase Options, we may receive up to $6,806,250, as a result of the payment of the exercise price.

The shares may be offered in transactions conducted on the Over-The-Counter Bulletin Board ("OTCBB"), which is maintained by FINRA, in privately negotiated transactions or through a combination of such methods. The shares may be sold at prices relating to the prevailing market prices, at privately negotiated prices or at other prices, which may change from time to time and from offer to offer.

Our common stock is currently traded on the OTCBB, under the symbol "WIFM." On January 11, 2008, the closing price of our common stock, as reported by the OTCBB, was $1.05 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ________, 2008

TABLE OF CONTENTS

AVAILABLE INFORMATION
PROSPECTUS SUMMARY
THE OFFERING
SUMMARY FINANCIAL INFORMATION
RISK FACTORS
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
USE OF PROCEEDS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
DESCRIPTION OF THE BUSINESS
MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
SELLING STOCKHOLDERS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS
DIRECTOR INDEPENDENCE
EXPERTS
LEGAL MATTERS
FINANCIAL STATEMENTS

AVAILABLE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as it may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Gregory Vacca, CEO and President, WiFiMed Holdings Company, Inc., 2000 RiverEdge Pkwy, Ste GL 100A, Atlanta, Georgia 30328.

We have filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the public reference room maintained by the Commission at 100 F Street N.E., Washington, D.C. 20549, tel. 1-800-SEC-0330. Copies of such material may also be obtained from the Public Reference Section of the Commission at 100 F Street N.E., Washington, D.C. 20549.

The Web site of the Commission is www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Visitors to the Commission's Web site may access such information by searching the EDGAR database.

Cautionary Notice Regarding Forward-Looking Statements

We make certain forward-looking statements in this registration statement. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings), demand for our services, and other statements of our plans, beliefs, or expectations, including the statements contained under the captions "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," "Description of Business," as well as captions elsewhere in this document, are forward-looking statements. In some cases these statements are identifiable through the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would," and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act and in Section 21E of the Exchange Act.  The forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. You are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties, together with the other risks described from time to time in reports and documents that we file with the Commission should be considered in evaluating forward-looking statements.

PROSPECTUS SUMMARY

Our Company, WiFiMed Holdings Company, Inc., is a provider of wireless patient information through its proprietary product Tablet MD which was developed by WiFiMed, Inc., a wholly-owned subsidiary of the Company, to assist physicians and health care providers manage patient workflow, and through the acquisition of EncounterPRO EHR, an electronic health record with more than 300 users, from JMJ Technologies, Inc.

WiFiMed, Inc. began operations as WiFiMed, LLC, a Georgia limited liability company, in November 2002 and reorganized as WiFiMed, Inc., a Delaware corporation pursuant to a merger on or about March 21, 2006.  Effective March 6, 2007, WiFiMed, Inc. completed merger with Bellacasa Productions, Inc. ("Bellacasa"), a pubic reporting company and our predecessor, which was incorporated on July 28, 1998 in the State of Nevada, whereby a subsidiary of Bellacasa merged with and into WiFiMed, Inc., with WiFiMed, Inc. remaining as the surviving corporation and wholly owned subsidiary of Bellacasa.  Bellacasa subsequently changed its name to WiFiMed Holdings Company, Inc.  In exchange for all of the outstanding shares of WiFiMed, Inc. common stock, holders of WiFiMed, Inc. common stock received approximately 24,672,607 shares, options and warrants of the Company (which amount includes options issued under WiFiMed, Inc.'s 2006 Stock Incentive Plan, further elaborated upon in the section entitled "Executive Compensation" in this registration statement) representing approximately 86% of the outstanding shares of the Company on a fully diluted basis after giving effect to the merger and the reverse stock split discussed herein.  The merger was accounted for as a reverse merger with WiFiMed being deemed the acquiring entity for financial accounting purposes.  The historical financial statements of the Company prior to the effective date of the Bellacasa merger have been restated to be those of the Company.

Effective October 2007, EncounterPRO Healthcare Resources, Inc. ("EncounterPro"), a newly formed wholly owned subsidiary of the Company, completed the acquisition of substantially all of the assets of JMJ Technologies, Inc. ("JMJ").

Effective October 2007, following the asset purchase transaction Mr. Jeffrey Simon, the Company's President, Chief Executive Officer, Acting Chief Financial Officer and member of the Board of Directors, resigned.  Mr. Gregory Vacca, the former President and Chief Executive Officer of JMJ, was appointed the Company's President, Chief Executive Officer, and a member of the Board of Directors.

EncounterPRO EHR

With the acquisition of substantially all of the assets of JMJ Technologies, Inc., we acquired JMJ's flagship product - the EncounterPRO® EHR, a nationally-acclaimed electronic health record with more than 300 users charting medical records for an estimated three million patients.  EncounterPRO EHR has been considered by industry experts as being remarkable for its ease of use and high rates of successful implementation and physician acceptance.  We believe that the product has been a market leader in workflow management functionality that produces cost-saving and revenue-generating efficiencies in physicians' offices.  In addition, 26 employees of JMJ have been employed by EncounterPRO Healthcare Resources, Inc. to provide continuity of services to JMJ's customers.

Tablet MD

WiFiMed, Inc., our other subsidiary, has developed the software application Tablet MD™, which manages patient medical information, consultation notes, prescriptions, and other components of the medical chart through five proprietary technologies.  Deployed on tablet PCs with wireless connectivity, Tablet MD is designed to reduce medical errors, documentation time, overhead, and time spent filing insurance claims.  With data collection screens that are configured to mimic each physician's preferred forms and documentation processes, Tablet MD personalizes (and thereby hastens) medical charting.  Because Tablet MD employs "thick client" technology ("thick clients" are full-featured computers that are connected to a network and are functional whether they are connected to a network or not, as opposed to thin clients, which lack hard drives and other features), each tablet PC holds a copy of the chart data on the practice's server, and each care provider can take the entire practice's data with him or her untethered, without the need to connect wirelessly (or otherwise) to the server at the practice to add data.  This transportability makes it easy for care providers to access patient data from office, hospital or home.

The Company generates revenues in the form of software license fees, hosting subscription fees, implementation fees from customization and integration services related to its software licensing and hosting arrangements, as well as fees from the sale of equipment.  The Company has experienced operating losses since its inception. Additional operating losses are anticipated for the foreseeable future as the Company builds its revenue base while expanding its operations, sales and marketing activities, and product technology development.

Our growth is dependent on our attaining profit from our operations and raising capital through the sale of stock or debt.  There is no assurance that we will be able to raise any equity financing or sell any of our services at a profit. Our functional currency is the U.S. dollar. Our independent auditors included an explanatory paragraph in their report, dated April 12, 2007, indicating substantial doubt exists relating to our ability to continue as a going concern.

In this prospectus, we refer to ourselves as "WiFiMed," "We," Us," "Our" and the "Company."  WiFiMed's executive offices are located at 2000 RiverEdge Parkway, Suite GL 100A, Atlanta, GA 30328, our telephone number is (770) 919-7220 and our website is www.wifi-med.com.  Our stock is traded on the OTCBB under the trading symbol "WIFM."

The Offering

Common stock offered by the Selling Stockholders:

25,875,000 (11,250,000 of which are issuable upon conversion of Debentures, 11,250,000 of which are issuable upon exercise of Warrants, and 3,375,000 of which are issuable upon exercise of the Placement Agent Unit Purchase Option.)

Common stock outstanding as of January 10, 2008:	37,295,850 shares.

Use of Proceeds:

We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. We may receive proceeds in connection with the exercise of Warrants, the underlying shares of which may be sold by the Selling Stockholders under this prospectus.

Risk Factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption "Risk Factors" beginning on page 5.

Trading Symbol:	WIFM (OTCBB)

Summary Financial Information

The following tables set forth summary financial information of the Company for the nine months ended September 30, 2007 and September 30, 2006:

	Nine Months Ended September 30,
	2007	2006

STATEMENT OF OPERATIONS DATA:
Revenue	$0	$0
Operating expenses:	1,982,249	1,027,692
Loss from operations	(1,989,015)	(1,027,728)
Basic & diluted net loss per share	$(0.09)	$(0.14)
Weighted average number of common shares outstanding, basic & diluted	22,836,886	7,476,999

	September 30,
BALANCE SHEET DATA:	2007	2006

Cash, cash equivalents and short-term investments	$0	$26,166
Total current assets	572,492	166,166
Total assets	619,327	200,630
Total current liabilities	2,084,112	124,623
Total shareholders' equity (deficit)	(1,476,960)	76,007

The following tables set forth summary financial information of the Company (as reported by Bellacasa, the predecessor of the Company) for each of the last two years:

	2006		2005

STATEMENT OF OPERATIONS DATA:
Revenue	$0		$0
Operating expenses:	162,722		121,716

Loss from operations	(162,722)		(121,716)

Basic & diluted net loss per share	$ (NIL	)	$ (NIL	)

Weighted average number of common shares outstanding, basic & diluted	39,333,999		37,519,011

BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments	$5,822		$122,482
Total current assets	145,822		262,482
Total assets	180,576		296,645
Total current liabilities	117,830		158,676
Total shareholders' equity	62,746		50,399

RISK FACTORS

You should carefully consider the following risk factors before purchasing our common stock.  The risks and uncertainties described below are not the only ones we face.  There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time.  If the events described in these risk factors occur, our business, financial condition and results of operations would likely suffer.  This prospectus contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ significantly from the results discussed in the forward-looking statements.  This section discusses the risk factors that might cause those differences.

RISKS RELATED TO OUR FINANCIAL OPERATIONS:

WE HAVE A LIMITED OPERATING HISTORY AND SINCE OUR INCEPTION HAVE HAD A HISTORY OF LARGE OPERATING LOSSES.

The Company's predecessor was originally incorporated in July 28, 1998 and has undergone a number of changes in control, including our recent asset purchase transaction with JMJ Technologies, Inc. ("JMJ") as of October 1, 2007, which involved a change of control from the Company's prior management, with the exception of the board of directors which remained largely intact.  Accordingly, we have a limited operating history with current management in place upon which to accurately base an evaluation of such current management's business and prospects, as well as a limited period of time within which to ascertain the effects of such asset purchase transaction with JMJ may have on the Company's combined financial operations.  Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in this stage of development. There can be no assurance that we will be successful in addressing such risks and any failure to do so may have a material adverse effect on our business, prospects, financial condition, and results of operations.

DUE TO OUR LIMITED OPERATING HISTORY, WE WILL BE UNABLE TO FORECAST REVENUES ACCURATELY.

Due to the limited amount of time with current management in control of the Company, which gained control in connection with the recent acquisition of substantially all of the assets of JMJ, which has a longer and more stable operating history and consistency of management when compared to the Company prior to such asset purchase transaction, we are currently unable to accurately forecast our future revenues.  We anticipate that after the allowance of time so as to give effect to the asset purchase with JMJ Technologies, Inc., that we may be able to more accurately forecast revenues in the future based on our consolidated financial statements.  Our current and future expense levels are largely based on our investment plans and estimates of future revenues which are expected to increase. Revenues and operating results generally depend on effective marketing campaigns, networking with referral sources, and leveraging our purchasing power, which are difficult to forecast given the recent change of control. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition, and results of operations. Furthermore, as a strategic response to changes in the competitive environment, we may, from time to time, make certain pricing, service, or marketing decisions which could have a material adverse effect on our business, prospects, financial condition, or results of operations.

OUR PAST LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO OPERATE PROFITABLY OR CONTINUE AS A GOING CONCERN WHICH MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

We have experienced substantial operating losses. We expect to incur significant operating losses until sales increase and the allowance of time to give effect to the recent asset purchase involving JMJ.  We will also need to raise sufficient funds to finance our activities. We may be unable to achieve or sustain profitability. Our former independent auditors included an explanatory paragraph in their report, dated April 12, 2007, indicating substantial doubt about our ability to continue as a going concern. These factors raise substantial doubt exists relating to our ability to continue as a going concern.  If we are unable to continue as a going concern, you will lose your entire investment.

WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS.

We will require additional capital resources in order to conduct our operations, as well as in order to grow and expand our business.  Future events may lead to increased costs that could make it difficult for us to succeed.  To raise additional capital, we may be required to sell additional equity securities, or accept debt financing or obtaining financing through a bank or other entity, subject to the terms of the Securities Purchase Agreement and ancillary agreements relating to the recent Debenture and Warrant financing between the Company and various institutional investors, dated November 30, 2007 (the "November 2007 Financing Agreements").  If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock.   The Company has no binding arrangements with respect to additional financings.  If the Company so requires, subject to the November 2007 Financing Agreements, future financing may not be available to the Company, on commercially reasonable terms, or at all.  Any inability to obtain additional financing when needed and on acceptable terms could have a material adverse effect upon the Company's operations, including the possibility of requiring the Company to curtail its acquisition strategy and make reductions in the scope and size of our operations.

WE HAVE ONLY LIMITED WORKING CAPITAL FROM THE NOVEMBER 2007 FINANCING AND WILL REQUIRE ADDITIONAL FINANCING IN THE FUTURE.

To the extent that the net proceeds received from our November 2007 Financing and the funds generated by our on-going operations are insufficient to fund our future operating requirements, it will be necessary to raise additional funds, through public or private financings, subject to the terms of the November 2007 Financing Agreements. Without sufficient capital we will be unable to develop and fully execute our business plan as set forth herein.  Further, there can be no assurance that the Warrants issued in the November 2007 Financing will be exercised.  The Company has no binding arrangements with respect to additional financings, which would remain subject to the terms of the November 2007 Financing Agreements.

RISKS RELATED TO OUR BUSINESS OPERATIONS:

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE AGAINST COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES.

Many of our future competitors are larger, have many more employees and substantially greater operating, information technology, and financial resources than we do and thus will be able to exert significant influence on the markets in which we are competing.  Many of our competitors may have more widely accepted products, stronger name recognition and larger sales and/or distribution networks than we do, as well as have longer operating histories and more established relationships within the industry.   They can use their experience and resources against us in a variety of competitive ways.  There can be no assurance that any future competition by our competitors, if it develops, will not have a material adverse effect on our operations which would prevent us from carrying out our business strategy.

IF WE DO NOT KEEP PACE WITH OUR COMPETITORS AND WITH TECHNOLOGICAL AND MARKET CHANGES, OUR SERVICES AND OUR BUSINESS MAY SUFFER.

The market for our services is competitive and could be subject to rapid technological changes.  We believe that there are potentially many competitive approaches being pursued, including some by private companies from which information is difficult to obtain.  Many of our competitors have significantly greater resources and more services that directly compete with our services.  Our competitors may have developed, or could in the future develop, new technologies that compete with our services even render our services obsolete.

WE COULD HAVE SYSTEMS FAILURES THAT COULD ADVERSELY AFFECT OUR BUSINESS.

Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure.  Although we have taken precautions against systems failure, interruptions could result  from  natural  disasters  as well as  power  losses, Internet failures, telecommunications failures  and  similar  events.  Our systems  are also subject to human  error, security  breaches,  computer viruses,  break-ins, "denial of service" attacks, sabotage,  intentional  acts of vandalism and tampering  designed to disrupt our computer systems.

OUR BUSINESS  COULD BE  ADVERSELY  AFFECTED  IF WE FAIL TO  ADEQUATELY  ADDRESS SECURITY ISSUES.

We have taken measures to protect the integrity of our technology infrastructure and the privacy of confidential information. Nonetheless, our technology infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person or entity circumvents its security measures, they could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make substantial additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability.

WE MAY FACE POTENTIAL LIABILITIES IN CONNECTION WITH PENDING LEGAL PROCEEDINGS AND ARBITRATION PROCEEDINGS WHICH HAVE BEEN OR ARE THREATENED TO BE BROUGHT AGAINST US.

As of the filing of this report, we are a party to certain proceedings and one arbitration matter in which we brought claims against a former officer and director and the Company anticipates counterclaims to be asserted, as more fully described in the "Legal Proceedings" section.  In addition, there are complaints from certain stockholders who purchased securities in the April 2007 offering, some of which complaints have risen to the level of actions being threatened, which the Company is currently contesting and believes are without merit.  In addition, there may be other potential liabilities that occurred prior to the change of control in connection with the recent asset purchase transaction with JMJ, which we may have been unable to discover prior to the closing and/or are currently unaware of.

WE RELY ON KEY MANAGEMENT AND THE LOSS OF SUCH KEY MANAGEMENT WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS OPERATIONS.

Our success depends upon the personal efforts and abilities of Gregory Vacca, our Chief Executive Office, President, and Director.  Although Mr. Vacca is employed with the Company under a three year employment agreement, unless earlier terminated, we face competition in retaining Mr. Vacca and in attracting new personnel should Mr. Vacca choose to leave us. There is no assurance that we will be able to retain and/or continue to adequately motivate Mr. Vacca in the future. The loss of Mr. Vacca or our inability to continue to adequately motivate him could have a material adverse effect on our business and operations.

THE NOVEMBER 2007 FINANCING AGREEMENTS REQUIRE THIS REGISTRATION STATEMENT TO BE FILED WITHIN 45 DAYS, AND BECOME EFFECTIVE WITHIN 90 DAYS AFTER THE CLOSING DATE OF NOVEMBER 30, 2007 (120 DAYS IN THE EVENT OF SEC REVIEW), AND IF THESE EVENTS FAIL TO HAPPEN, WE WOULD BE IN DEFAULT AND BEGIN INCURRING LIQUIDATED DAMAGES.

We recently completed the November 2007 Financing with the Selling Stockholders listed in this registration statement. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 90 days of the closing of the financing (or 120 days in the event of SEC review), which financing occurred as of November 30, 2007.  In the event we do not meet this requirement, we would began incurring liquidated damages equal to 2% of the principal of the debentures issued for each 30 day period that this registration statement is not declared effective.

IF WE ARE UNABLE TO HIRE, RETAIN OR MOTIVATE QUALIFIED PERSONNEL, CONSULTANTS AND ADVISORS, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance will be largely dependent on the talents and efforts of Mr. Vacca and other key employees, as well as other highly skilled individuals that may be hired by the Company in the future.  Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization.  Competition for such qualified employees is intense.  If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively.  In addition, our future success will depend in large part on the continued services of our key consultants and advisors.  The loss of their services could negatively impact our business and our ability to execute our business strategy.

WE ARE SUBJECT TO CRITICAL ACCOUNTING POLICIES, AND WE MAY INTERPRET OR IMPLEMENT REQUIRED POLICIES INCORRECTLY.

We will follow generally accepted accounting principles for the U.S. in preparing our financial statements. As part of this process, we must make many estimates and judgments about future events.  These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time.  However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

GOVERNMENT REGULATION MAY AFFECT OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN AND MAY CHANGE FROM TIME TO TIME.

The U.S. healthcare industry, including certain aspects of our business, is highly regulated and regulatory agencies are vested with broad discretion in interpreting applicable laws and regulations. The interpretation of these laws may vary from state to state. While we believe that our operations will be conducted so as to comply in all material respects with the healthcare laws that apply to our operations in each state, our arrangements and proposed activities have not been examined by federal or state authorities for compliance with applicable laws and regulations, and no governmental opinions have been sought or received. Furthermore, there can be no assurance that the regulatory environment in which we operate will not change significantly in the future, requiring us to restructure our arrangements. Our revenues could be adversely affected by unanticipated changes in applicable laws.

DIRECTORS AND OFFICERS HAVE LIMITED LIABILITY.

As permitted by the Nevada Revised Statutes, the Company's certificate of incorporation limits the personal liability of each of its directors, officers, or stockholders to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer, but such provision does not eliminate or limit the liability of a director or officer in certain circumstances, such as for intentional misconduct, fraud, or knowing violation of law.

OUR BUSINESS MAY BE SUBJECT TO FLUCTUATIONS IN THE ECONOMY AND GEOPOLITICAL EVENTS.

Our business could be affected by general economic conditions, as well as those specific to our industry.  Our business could be affected by geopolitical events such as war, threat of war or terrorist actions.   Such an economic downturn or geopolitical event could materially and adversely affect our business and financial condition.

IF THE COMPANY IS UNABLE TO ADEQUATELY PROTECT OR ENFORCE ITS RIGHTS TO ITS INTELLECTUAL PROPERTY, WE MAY LOSE VALUABLE RIGHTS, EXPERIENCE REDUCED MARKET SHARE, IF ANY, OR INCUR COSTLY LITIGATION TO PROTECT SUCH RIGHTS.

The patent position of technology companies is generally highly uncertain, involves complex legal and factual questions and has been the subject of much litigation.  Neither the U.S. Patent and Trademark Office ("USPTO") nor the courts has a consistent policy regarding the breadth of claims allowed or the degree of protection afforded under many technology patents.

The claims of our pending patent applications may not confer on us significant commercial protection against competing products.  Third parties may challenge, narrow, invalidate or circumvent any patents we may obtain.   Patents with broad claims tend to be more vulnerable to challenge by other parties than patents with more narrowly written claims.  On the other hand, our patents might not contain claims that are sufficiently broad to prevent others from utilizing our technologies.  Consequently, our competitors may independently develop competing products that do not infringe our patents or other intellectual property.  Further, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

Competitors may infringe our patents or the patents of our licensors, if any.  As a result, we may be required to file infringement claims to counter infringement or unauthorized use.  This can be expensive, particularly for a company of our size, and time-consuming.  In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover its technology.  An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.  There is no assurance that we would have a basis for initiating patent infringement proceedings or that if initiated we would prevail in such proceedings.  In addition, if we infringe or are alleged to infringe intellectual property rights of third parties, it will adversely affect our business, financial condition and results of operations.

OUR FAILURE TO OBTAIN CERTIFICATION FOR OUR TABLET MD PRODUCT WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY.

In the event the Company does not obtain certification of its Tablet MD product by the Certification Commission for Healthcare Information Technology ("CCHIT"), the Tablet MD may not be viewed as useful and cost-effective and may lack the accreditation that it may need in order to obtain widespread acceptance in the marketplace, particularly with respect to insurance providers and preferred customers.  CCHIT certification is valid for a period of three years and means a product effectively has earned the federal government's de facto seal of approval and, increasingly, the approval of a host of other influential non-governmental organizations, including payers and physician professional associations.  As such, the failure to obtain CCHIT certification with respect to the Tablet MD product, may result in a material adverse effect on the Company and its business.

WE CAN PROVIDE NO ASSURANCE THAT OUR INTERNAL CONTROL OVER OUR FINANCIAL REPORTING WILL BE EFFECTIVE WHEN SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 BECOMES APPLICABLE TO US. ESTABLISHING INTERNAL CONTROLS OVER OUR FINANCIAL REPORTING IS LIKELY TO INCREASE OUR COSTS.

Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX") and the rules issued thereunder have required certain changes in the corporate governance, securities disclosure and compliance practices of United States public companies. Our compliance with these rules are likely to increase our general and administrative costs.  In particular, our management is required to conduct an evaluation of the effectiveness of our internal control over financial reporting as of each year-end, beginning December 31, 2007. From that point, we will be required to include in our annual report on Form 10-KSB a report on our management's assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm will also issue an audit report on management's assessment and on our internal control over financial reporting as of each year end, beginning December 31, 2008. We expect that SOX and such other laws, rules and regulations promulgated thereunder will increase legal and financial compliance costs and will make our corporate governance activities more difficult, time-consuming and costly. We also expect that these new requirements will make it more difficult and expensive for us to obtain director and officer liability insurance in the United States.

We will shortly begin to undertake efforts in preparation for the requirements of Section 404. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact these may have on our operations. Furthermore, given the complexities and inherent risks associated with the operation of internal control over financial reporting, we can provide no assurance that our internal control over financial reporting will be effective when Section 404 becomes applicable to us. Moreover, we can provide no assurance as to any matters that might be reported in our management's assessment of our internal control over financial reporting or our independent registered public accounting firm's audit report. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or FINRA. Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our common stock. Additionally, ineffective internal control over financial reporting could cause investors to lose confidence in our reported financial information and could result in a lower trading price for our securities.

RISKS RELATED TO OUR  SECURITIES:

THE SHARES AVAILABLE FOR SALE BY THE SELLING STOCKHOLDERS COULD SIGNIFICANTLY REDUCE AND HAVE A DILUTIVE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

A total of 25,875,000 shares of our common stock are being registered for resale under this prospectus.  The purchasers in the November 2007 Financing have the right to convert their Debentures into an aggregate of 11,250,000 shares of Common Stock, subject to adjustment, and exercise their Warrants for an aggregate of 11,250,000 shares of Common Stock, also subject to adjustment, in addition to the placement agent in such financing, who has the right to convert its Placement Agent Unit Purchase Options into 1,687,500 shares issuable in connection with the conversion of the Debentures and 1,687,500 shares issuable upon exercise of the Warrants.   The conversion or exercise of these securities will cause dilution to our stockholders and the sale of the underlying Common Stock (or even the potential of such exercise or sale) is expected to have a depressive effect on the market price of our securities.  As such, the Selling Stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares, and such drop in the market price will reduce the value of the Selling Stockholder's investment.  Further, to the extent that outstanding stock options and warrants aside from those issued in the November 2007 Financing are exercised, further dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected.

TRADING ON THE OTC BULLETIN BOARD MAY BE DETRIMENTAL TO INVESTORS.

Securities traded on the OTC Bulletin Board generally have limited trading volume and exhibit a wide spread between the bid/ask quotations. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market: investors may have difficulty buying and selling our common stock or obtaining market quotations; market visibility for our common stock may be limited; and a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

OUR ARTICLES OF INCORPORATION AND BYLAWS MAY CONTAIN ANTI-TAKEOVER PROVISIONS.

Certain provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt of our Company.  These provisions include when and by whom special meetings of the Company may be called and permitting the board to designate any characteristic that it so directs with respect to our common stock and preferred stock.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR COMMON STOCK WILL ONLY REALIZE A GAIN ON INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

We have never paid, and do not intend, to pay any cash dividends on our common stock for the foreseeable future. An investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

OUR COMMON STOCK IS SUBJECT TO RESTRICTIONS ON SALES BY BROKER-DEALERS AND PENNY STOCK RULES, WHICH MAY BE DETRIMENTAL TO INVESTORS.

Our Common Stock is subject to Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (as defined in Rule 501(a) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

Additionally, our common stock is subject to SEC regulations applicable to "penny stocks." Penny stocks include any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of a penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of restricted common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities.

IF WE DO NOT KEEP A REGISTRATION STATEMENT CURRENT, YOUR ABILITY TO SELL THE COMMON STOCK UNDERLYING THE DEBENTURES AND WARRANTS WILL BE LIMITED.

We must keep a registration statement such as the one of which this prospectus is a part effective with the SEC in order for Selling Stockholders who are not affiliates to receive registered common stock upon the conversion of the Debentures and the exercise of Warrants, as well as to freely such registered shares of common stock underlying the Debentures and Warrants, and are also required under the terms of the November 2007 Financing Agreements to maintain the effectiveness of such registration statement for certain time periods or the Company will be subject to liquidated damages.  We may not be able to maintain a registration statement in effect throughout the period during which the Debentures remain convertible and the Warrants remain exercisable.  Provided a registration statement is kept effective, following any sale made by Selling Stockholders of their shares underlying the Debentures and Warrants, prospective purchasers shall receive registered common stock.  Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective.

SELLING STOCKHOLDERS MAY AFFECT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK.

 Short sales are transactions in which a Selling Stockholder sells a security it does not own. To complete the transaction, a Selling Stockholder must borrow the security to make delivery to the buyer. The Selling Stockholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the Selling Stockholder. If the underlying security goes down in price between the time the Selling Stockholder sells our security and buys it back, the Selling Stockholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the Selling Stockholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The Selling Stockholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Debentures or Warrants at a discount to replace the security borrowed. Because the Selling Stockholders control a large portion of our common stock, the Selling Stockholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could affect the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the OTCBB since on or about December 7, 2001.  Prior to that date, our common stock was not actively traded in the public market.  Our common stock is listed on the OTCBB under the symbol "WIFM."   Prior to the merger with Bellacasa Productions, Inc., our common stock was traded on the OTC Bulletin Board over-the-counter market under the symbol "BCSP."  The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers.  The quotations reflect inter-dealer prices, without adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

Period	High Bid	Low Bid

2007

Fourth Quarter	1.35	0.55
Third Quarter	1.45	0.82
Second Quarter	1.80	1.25
First Quarter	2.21	0.30

2006

Fourth Quarter	0.91	0.65
Third Quarter	1.30	0.65
Second Quarter	4.55	1.95
First Quarter	5.20	3.90

On January 10, 2008, there were 192 stockholders of record and 37,295,850 shares of our common stock issued and outstanding.  The high and low bid prices of our common stock on the OTCBB, as of January 11, 2008, were $1.05 and $0.55 per share, respectively.

To date, we have never declared or paid any cash dividends on our capital stock and we are restricted in our ability to pay dividends under the terms of the November 2007 Financing Agreements.  As a result, we do not expect to pay any dividends in the foreseeable future. Payment of future dividends, if any, once the restrictions are removed, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

USE OF PROCEEDS

We will pay for the cost of registering the shares of common stock in this offering. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. However, we may receive proceeds from the exercise of the Warrants overlying the common stock. If all the Warrants and Placement Agent Unit Purchase Options overlying the common stock in this offering are exercised, we will receive proceeds in the aggregate amount of $6,806,250. We will use such proceeds for general corporate purposes and working capital, as well as for acquisitions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, including, without limitation, statements containing the words, "likely," "forecast," "project," "believe," "anticipate," "expect," and other words of similar meaning, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revision of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments. In addition to the forward-looking statements contained in this prospectus, the following forward-looking factors could cause our future results to differ materially from our forward-looking statements: competition, capital resources, credit resources, funding, government compliance and market acceptance of our products and services.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto presented elsewhere in this Registration Statement.

The following discussion and analysis provides information, which the Company's management believes is relevant to an assessment and understanding of the Company's results of operations and financial condition.  The discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this report.

Overview

WiFiMed is a provider of wireless patient information through its proprietary product Tablet MD which WiFiMed developed to assist physicians and health care providers manage patient workflow.  At September 30, 2007, WiFiMed has an accumulated deficit of approximately $6.2 million.

WiFiMed began operations as WiFiMed, LLC, a Georgia limited liability company, in November 2002 and reorganized as WiFiMed, Inc., a Delaware corporation on or about March 21, 2006.  In March 2007, WiFiMed merged with and into Bellacasa Productions, Inc., which was subsequently renamed WiFiMed Holdings Company, Inc.

In October 2007, the Company acquired substantially all of the assets of JMJ Technologies, Inc., which included JMJ's flagship product – the EncounterPRO EHR, a nationally-acclaimed electronic health record with more than 300 users charting medical records for an estimated three million patients.  In addition, 26 employees of JMJ had been employed by the Company, and JMJ's management supplanted the previous management of the Company, with the exception of the board of directors which remained largely intact.

WiFiMed's offices are located at 2000 RiverEdge Parkway, Suite GL 100A, Atlanta, GA 30328, phone number is (770) 919-7220 and its website is www.wifi-med.com.

Critical Accounting Policies Revenue recognition

The Company's revenue consists of revenues from the licensing of software to end user customers; fees for services rendered to include installation, training, implementation, and customer maintenance contracts; fees for the resale of certain computer equipment; and the outsourcing or hosting of services.

The Company recognizes software license revenue under Statement of Position No 97-2 "Software Revenue Recognition" as amended by Statement of Position No. 98-9, "Software Revenue Recognition With Respect to Certain Transactions", Emerging Issues Task Force 00-21, "Revenue Arrangements with Multiple Deliverables", and related interpretations.

Sales of licensed software are recognized as revenue upon delivery and installation of the software at the customer site.  Sometimes our agreements with customers include acceptance provisions, in which case revenue is not recognized prior to customer acceptance.  Regardless of the form of sale, no revenue is recognized without persuasive evidence of an arrangement existing.  Persuasive evidence is determined to be a signed purchase order received from the customer or an equivalent form for those customers lacking a formalized purchase order system.  In the case where customer acceptance is required, persuasive evidence includes this customer acceptance documentation.  In the case of software license sales, a software license agreement signed by both parties is often required in addition to a purchase order or equivalent.  Additionally, revenue is only recognized when a selling price is fixed or determinable and collectibility of the receivable is deemed to be probable.

Service revenues such as training, installation and implementation are recognized when the service is complete and acknowledged by the customer.  Fees charged to customers for post-contract Customer Support are recognized ratably over the term of the contract.  Costs related to maintenance obligations are expensed as incurred. Revenue allocated to maintenance is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

Sales which constitute a multiple-element arrangement are accounted for by determining if the elements can be accounted for as separate accounting units, and if so, by applying values to those units for which there is vendor specific objective evidence of their fair value.  We use the residual method to apply any remaining balance to the remaining elements of the arrangement.  More specifically, this methodology applies when there is embedded maintenance (post-contract customer support) involved in the sale of a software license, or when the sale of a software license is made in conjunction with required installation services.  In the latter case, the recognition of the software license is deferred until installation is completed.  Fees relating to the delivery of equipment are also incurred and deferred until recognition of the software license is appropriate, and shown on the balance sheet as deferred cost of goods sold.

The Company's revenues generated through hosting solutions are recognized using the proportional performance method.  Revenues are recognized in the month services are rendered and earned under service agreements with clients where service fees are fixed or determinable.  Accounts receivable are recorded when the Company invoices its customer for goods and/or services rendered, pursuant to contractual terms.  Purchased inventory is reduced at the time that goods are shipped to the customer.

Software development expenditures

The Company accounts for its software development costs that will be sold, leased, or otherwise marketed in accordance with Statement of Financial Accounting Standards Board ("FASB") 86 "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed."  Accordingly, software development costs are capitalized once technological feasibility has been established and continues until the product is available for general market release.  These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies.  During the three month periods ended September 30, 2007 and September 30, 2006, the Company expensed software development costs as incurred because the net realizable value was not assured.  These costs totaled $38,850 and $72,000 for the three month periods ended September 30, 2007 and September 30, 2006, respectively.

Recent Accounting Policies

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), "Share-Based Payment," which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation."  Statement 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows."  The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123.  However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition.

Results of Operations Quarterly Financial Information

Results of Operations Comparison of the three months ended September 30, 2007 with the three months ended September 30, 2006.

Sales – Total revenue for the three months ended September 30, 2007 and for the three months ended September 30, 2006 was $0.

Costs and Expenses - Total operating expenses for the three months ended September 30, 2007 were $603,537, compared to $467,207 in the three months ended September 30, 2006.

General and administrative expenses in the three months ending September 30, 2007 were $559,230, which consisted primarily of payroll and related employee expenses of $258,742; professional fees of $98,595 for legal and accounting services; $24,050 for commissions; and $11,026 for travel, meals and entertainment.  Much of the cost for legal and accounting expenditures was related to SEC, federal, and state filings and the expenditures involved in due diligence for the JMJ acquisition.  Other expenses for the period were research and development, $38,850; non-cash compensation charges, $106,529; rent, $875; and depreciation, $4,582.  Interest expense for the period was $7,283.

General and administrative expenses in the three months ending September 30, 2006 were $384,494 which consisted primarily of payroll and related employee expenses of $218,790; professional fees of $90,584 for legal and accounting services; $44,559 for commissions; and $7,642 for travel, meals and entertainment.  Other expenses for the period were research and development, $72,000; and depreciation, $4,868.  Interest expense for the period was $9,524.

Net Loss - Net loss, before taxes, for the three months ended September 30, 2007 was $612,102.  Net loss, before taxes, for the three months ended September 30, 2006 was $476,681.  The net change of approximately $140,000 resulted from lower payroll and related employee expenses; lower research and development fees; offset by higher non-cash compensation charges and higher professional fees.

WiFiMed has not reduced its net loss, for the three months ended September 30, 2007 or for the three months ended September 30, 2006, by any tax benefit, and consequently, for both periods, its net loss was the same before and after taxes.

Net Loss per Share - For the three months ended September 30, 2007 and September 30, 2006, net loss was $0.02 and $0.06 per share, respectively.  Per share losses for the three months ended September 30, 2007 and September 30, 2006 period were based on 24,941,383 and 8,396,203 weighted average shares, respectively.

Comparison of the nine months ended September 30, 2007 with the nine months ended September 30, 2006.

Sales – Total revenue for the nine months ended September 30, 2007 and for the nine months ended September 30, 2006 was $0.

Costs and Expenses - Total operating expenses for the nine months ended September 30, 2007 were $1,982,249, compared to $1,025,385 in the nine months ended September 30, 2006.

General and administrative expenses in the nine months ending September 30, 2007 were $1,785,897, which consisted primarily of payroll and related employee expenses of $927,460 professional fees of $268,662 for legal and accounting services; $159,340 for commissions; and $52,264 for travel, meals and entertainment.  Much of the cost for legal and accounting expenditures was related to SEC, federal, and state filings and the expenditures involved in due diligence for the JMJ acquisition.  Other expenses for the period were research and development, $179,559; non-cash compensation charges, $11,530; rent, $1,838; and depreciation, $14,955.  Interest expense for the period was $26,194.

General and administrative expenses in the nine months ending September 30, 2006 were $845,588 which consisted primarily of payroll and related employee expenses of $360,500 professional fees of $155,449 for legal and accounting services; $111,951 for commissions; and $27,906 for travel, meals and entertainment.  Other expenses for the period were research and development, $153,550; and depreciation, $10,968.  Interest expense for the period was $21,206.

Net Loss - Net loss, before taxes, for the nine months ended September 30, 2007 was $2,010,351.  Net loss, before taxes, for the nine months ended September 30, 2006 was $1,057,958.  The net change of approximately $1 million resulted from higher payroll and related employee expenses, higher professional fees; higher commission expenses; higher travel expenses and higher non-cash compensation charges.

WiFiMed has not reduced its net loss, for the nine months ended September 30, 2007 or for the nine months ended September 30, 2006, by any tax benefit, and consequently, for both periods, its net loss was the same before and after taxes.

Net Loss per Share - For the nine months ended September 30, 2007 and September 30, 2006, net loss was $0.09 and $0.14 per share, respectively.  Per share losses for the nine months ended September 30, 2007 and September 30, 2006 period were based on 22,836,886 and 7,476,999 weighted average shares, respectively.

Results Of Operations For The Year Ended December 31, 2006, As Compared To The Year Ended December 31, 2005

Sales - We did not have any sales during the years ended December 31, 2006 and 2005.  The Company and Aquamer are both development stage entities, and neither has had revenues since formation.

Costs and Expenses - Total expenses for the year ended December 31, 2005 were $121,716, compared to $162,722 in the year ended December 31, 2006.  Our expenses in 2005 were general and administrative expenses - $112,790 that included professional fees for consulting, legal, accounting and digital document services totaling approximately $106,000 and the balance of approximately $7,000 for travel and meetings and transfer agency expenses; depreciation expense - $1,036; and interest expense - $7,890.  Of the $106,000 professional fees, $22,500 was paid with our stock, in lieu of cash, and $25,765 was the deemed value of stock options and warrants issued for consulting services.  Interest expense of $7,890 included $3,000 for interest accrued on the $50,000 shareholder advance; $6,050 for interest on the $90,000 convertible note of which $4,950 was accrued and $1,100 was amortized discount; offset by accrued interest income of $1,160 on our advance to a related party.  During 2006 our expenses consisted of general and administrative expenses - $159,213 that included professional fees of approximately $117,000; insurance of approximately $5,000 and a patent license fee of $10,000 and the fair value of services and office space provided without cost, $24,300 ; depreciation expense - $569; and interest expense, net of interest income, $2,940.  We used our common stock, which was valued at $47,200, in lieu of cash, to pay $37,200 of professional fees and $10,000 in connection with the modifications to our supply and patent agreements.

Costs and expenses since inception, as a development stage enterprise, were $772,696.  These costs and expenses consist of Aquamer's costs and expenses from its date of incorporation, February 4, 2000, up until its acquisition by the Company on January 26, 2005 and then on a consolidated basis through December 31, 2006.

Net Loss - Net loss, before taxes, for the year ended December 31, 2005 was $121,716.  Net loss before taxes, for the year ended December 31, 2006 was $162,722.

Since inception, our losses through December 31, 2006 have totaled $738,005.

We have not reduced our net loss, for the fiscal year ended December 31, 2006 or for the fiscal year ended December 31, 2005, by any tax benefit, consequently, for both years, our net loss was the same before and after taxes.

Net loss per share for the year ended December 31, 2005 was $nil (less than $0.005) per share.  Net loss per share for the year ended December 31, 2006 was also $nil.

Liquidity and Capital Resources

As of September 30, 2007, WiFiMed's cash balance was $0, as compared to $0 on September 30, 2006.  At September 30, 2007 WiFiMed had an accumulated deficit of approximately $6.2 million and working capital deficit of approximately $1,500,000.  As disclosed below, WiFiMed requires additional working capital in order to develop its business operations.

As of September 30, 2007, WiFiMed liabilities totaled approximately $2.1 million, which consisted of accrued but unpaid compensation to officers of $63,865; accrued but unpaid compensation to employees of $224,542; accounts payable of $704,835; accrued expenses of $166,162; loans and notes payable of $225,000 deferred and unearned revenue of $444,635; loans and notes payable to an officer of $38,000; loans and notes payable to a shareholder of $67,252; bank lines of credit of $120,300; credit cards payable of $22,317; and capital lease obligations of $19,379.

As of September 30, 2006, total liabilities were approximately $869,134, which consisted of accounts payable of $279,905; deferred and unearned revenue of $127,035; loans and notes payable of $257,500; accrued expenses of $123,165; loans and notes payable to officer of $38,000; and bank line of credit of $23,529.

As of December 31, 2006, our cash balance was $5,822.

As of December 31, 2006, our total liabilities were $117,830, all of which were current liabilities, due within one year.  Current liabilities included accounts payable - $46,980 and accrued expenses payable - $20,850.

As of December 31, 2005, our cash balance was $122,482 and on December 31, 2004, our cash balance was $66.

In February 2006, a convertible note payable in the principal amount of $90,000 was exchanged for 900,000 shares of our common stock in accordance with the terms of the note.  Also in February 2006, a $15,800 accrued liability to issue shares to a consultant was eliminated by the issuance of the agreed upon number of shares to the consultant.

In 2005, we received a total of $185,000 from the sale of 925,000 shares of our restricted common stock. Of those, 100,000 shares were issued in May and June at $0.20 per share and 825,000 shares were issued in September, also at $0.20 per share. We also issued a convertible note for $90,000 with attached warrants to acquire an additional 180,000 shares.

As of December 31, 2005, our total liabilities were $246,246, which consisted of $158,676 current liabilities, due within one year, and the balance of $87,570 – the convertible note payable (net of original discount), as a long-term liability. Current liabilities included accounts payable - $75,926; advance by our stockholder, Charles LaLoggia - $50,000; accrued interest on the Charles LaLoggia advance and the convertible note payable - $16,950; and an accrued liability to issue shares pursuant to consulting agreements - $15,800.

WiFiMed intends to meet its cash needs for the next 12 months by the sale of securities or borrowings.  WiFiMed needs to raise approximately $5 million to $10 million in capital in order to pursue its business plan over the next 12 months, and the required additional financing may not be available on acceptable terms, or at all.  The Company closed on the November 2007 Financing, as of November 30, 2007, providing $2,025,000 in financing towards these capital requirements.  As of August 2007, WiFiMed, Inc., a subsidiary of the Company, entered into two or more promissory notes and warrants to purchase 2,500 shares of WiFiMed, Inc. per $10,000 in principal amount loaned at an exercise price of $0.75 per share each having a term of three years, with certain investors.  The notes provide for the payment of interest at 15% per annum and compounded on the basis of 120 days and actual days elapsed, and are convertible into common stock of WiFiMed, Inc. at a conversion price of $1.00 per share, subject to customary anti-dilution adjustments.  There are a number of factors beyond the Company's control that may make any future financings uncertain.  There is no assurance WiFiMed will be able to sell its securities or borrow funds to pursue its business objectives.  WiFiMed will require the infusion of capital to sustain planned growth and failure to raise enough capital to continue operations may force the Company to curtail or case the operations.

Ability to Continue as a Going Concern and Plan of Operation

The Company's consolidated financial statements, which are included in this prospectus have been presented on a going concern basis, which contemplates the realization and the satisfaction of liabilities in the normal course of business.  The Company's liquidity has been adversely affected by losses of more than $6 million since operations of WiFiMed, Inc. (through its predecessor entity - WiFiMed, LLC) began in November 2002, which raises substantial doubt about WiFiMed's ability to continue as a going concern without additional capital contributions and/or achieving profitable operations.  The Company's management's plan includes raising additional capital either in the form of common stock or convertible securities and continuing its research and development efforts.  There can be no assurance, however, that the Company will be successful in accomplishing its objectives.

The Company requires at least $3 million of working capital in order to pursue its business plan over the next twelve months.  Such funds shall be used for continued research and development; sales and marketing; and general working capital purposes.

Capital Expenditures

During the nine months ended September 30, 2007 and September 30, 2006, the Company purchased $23,174 and $11,170, respectively, of capital equipment, largely computer equipment, software and demonstration units.

Research and Development

The Company spent $38,850 on research and development activities for the three months ended September 30, 2007.  These activities were focused on developing and refining our proprietary technology.

Business Consulting Agreement

On August 29, 2007, the Company entered into a Business Consulting Agreement with Archer Capital, Inc. ("Archer Capital") for the purpose of obtaining specialized business advisory services with respect to the Company's business plan, corporate acquisitions, asset purchases, and other matters, provided that Archer Capital's duties do not include raising capital for the Company.  In exchange for such consulting services, Archer Capital shall be receiving the following compensation: (i) 1,200,000 shares of the Company proposed to be registered on Form S-8; (ii) reimbursement of reasonable travel costs and expenses; and (iii) cash payments of (a) $20,000 in October 2007; (b) $15,000 in each of November 2007 and December 2007, and (c) $5,000 per month, for a period of 12 months, beginning in January 2008.

Letter of Intent

On October 29, 2007, the Company entered into a Letter of Intent to acquire CyberMedx Medical Systems, LLC, ("CyberMedx") which specializes in providing wireless patient data collection, transmission and management devices and technologies for home care, alternate care and hospital markets.  The proposed transaction would involve the formation of a wholly owned subsidiary of the Company which would purchase 100% of the outstanding stock of CyberMedx, having an equity consideration of $4 million dollars.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On April 30, 2007, WiFiMed Holdings Company, Inc., f/k/a Bellacasa Productions, Inc. (the "Company," "we" "us" "our") dismissed Michael F. Cronin, CPA as its principal independent registered public accounting firm.

Concurrent with the decision to dismiss Michael F. Cronin, CPA as our independent auditor, our Board of Directors elected to continue the existing relationship of our subsidiary WiFiMed, Inc. with Rotenberg & Co., LLP and appointed Rotenberg & Co., LLP as our independent registered public accounting firm.

Our Board of Directors approved the decision to change independent registered accounting firms.  During our two most recent fiscal years ended December 31, 2005 and 2006, and in the subsequent interim period through April 30, 2007, we did not consult with Rotenberg & Co., LLP on any matters described in Item 304 (a)(2)(i) and Item 304 (a)(2)(ii) of Regulation S-B.

During our two most recent fiscal years ended December 31, 2005 and 2006 and through the date of our dismissal of Michael F. Cronin, CPA (April 30, 2007), there were no disagreements with Michael F. Cronin, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael F. Cronin, CPA would have caused Michael F. Cronin, CPA to make reference to the disagreements in connection with his reports on our financial statements for such years.

The reports of Michael F. Cronin, CPA on our financial statements for the fiscal years ending December 31, 2005 and December 31, 2006 did contain a statement indicating substantial doubt about our ability to continue as a going concern because of our ongoing losses from operations.  The audit reports of Michael F. Cronin, CPA on our financial statements for the fiscal years ended December 31, 2005 and 2006 contain no other adverse opinion, disclaimer of opinion or modification as to  uncertainty, audit scope  or accounting principles (as described in item 304(a)(1)(ii) of Regulation S-B).

We have provided Michael F. Cronin, CPA the foregoing disclosures and have requested that he furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with such disclosures. We have received the requested letter from Michael F. Cronin, CPA wherein he has confirmed his agreement with our disclosures. A copy of the letter from Michael F. Cronin, CPA has been incorporated by reference as an exhibit to this registration statement.

DESCRIPTION OF THE BUSINESS

Overview

The Company provides information technology products and services to health care professionals and their businesses through its two subsidiaries, WiFiMed, Inc. and EncounterPRO Healthcare Resources, Inc. ("EHRI").

History

WiFiMed Holdings Company, Inc. (the "Company"), formerly Bellacasa Productions, Inc., is a Nevada company.  During the past two fiscal years the Company, through its wholly owned subsidiary, Aquamer, Inc., was solely a medical device company focused on the development and commercialization of three injectable biocompatible products.  However, the Company did not have cash flow or borrowing capacity sufficient to pay for the costs and fees of developing its Aquamer operations.  Having determined that it no longer had a ready means by which to fund future growth central to its business plan, the board of directors determined that it was in the Company's best interests to spin off its Aquamer subsidiary pursuant to a stock distribution.  In connection with the spin off, the Company entered into a merger agreement with WiFiMed, Inc.

Effective March 5, 2007 the Company completed the distribution of the stock of the Company's wholly-owned subsidiary, Aquamer, Inc. to its shareholders of record on February 2, 2007.  Effective March 6, 2007, WiFiMed, Inc., the Company and a wholly-owned subsidiary of the Company completed an Agreement and Plan of Merger dated September 15, 2006 whereby a wholly-owned subsidiary of the Company merged with and into WiFiMed, Inc. with WiFiMed, Inc. remaining as the surviving corporation and as a wholly-owned subsidiary of the Company.  In exchange for all of the outstanding shares of WiFiMed, Inc. common stock, holders of WiFiMed, Inc. common stock received 24,672,607 shares of the Company representing approximately 86% of the outstanding shares of the Company on a fully diluted basis after giving effect to the merger and the reverse stock split discussed herein.  The 55 WiFiMed, Inc. security holders received an aggregate of 17,619,672 shares of the Company common stock and warrants and options exercisable to purchase an additional 3,210,588 shares of the Company common stock in exchange for their interests in WiFiMed, Inc.  Options to purchase 3,842,356 shares of common stock were also issued under the 2006 Stock Incentive Plan.  The options and warrants are exercisable at various prices ranging from $0.10 to $0.46 per share.  The shares of common stock issued pursuant to the merger contain the same rights, terms and preferences as the Company's currently issued and outstanding shares of common stock.  For accounting purposes the consummation of these actions resulted in a reverse merger with WiFiMed, Inc. as the accounting acquirer and surviving operating entity.

Effective October 1, 2007, EHRI, a newly-formed, wholly-owned subsidiary of the Company, acquired substantially all of the assets of JMJ Technologies, Inc. ("JMJ"), including its receivables, client relationships, employment relations and the source code of EncounterPRO® EHR and related software.  The Company paid to JMJ $25,000 cash; a promissory note in the principal amount of $475,000, payable in installments with a final payment in August, 2008 (secured by 500,000 shares of the Company's common stock); 4,862,067 shares of the Company's common stock (equivalent to 12.5% of the then-outstanding, fully diluted stock of the Company); and 1.6 million warrants to purchase common stock at one penny per share.  EHRI is considered the accounting acquirer of the asset purchase by the Company.

Historical Operations Aquamer

Aquamer, Inc. was incorporated in Delaware on February 4, 2000 and was acquired by Bellacasa Productions, Inc. on January 26, 2005.  During 2005 and 2006, the Company was solely a medical device company focused on the development and commercialization of three injectable biocompatible products.

WiFiMed, Inc.

WiFiMed, Inc. began operations as WiFiMed, LLC, a Georgia limited liability company in November 2002.  WiFiMed, LLC entered into an Agreement and Plan of Merger with WiFiMed, Inc., a Delaware corporation, on December 17, 2004.  Articles of merger were filed on or about March 21, 2006, at which time the merger became effective. On March 6, 2007, WiFiMed, Inc. completed a reverse merger with Bellacasa Productions, Inc. which changed its name to WiFiMed Holdings Company, Inc., and WiFiMed, Inc. became a wholly-owned subsidiary of WiFiMed Holdings Company, Inc.  For accounting purposes the consummation of these actions resulted in a reverse merger and WiFiMed, Inc. as the accounting acquirer and surviving business entity. Thus, the historical financial statements of the Company prior to the effective date of the Bellacasa merger were restated to be those of WiFiMed, Inc.

Tablet MD, the principal software offering of WiFiMed, Inc., manages patient medical information, consultation notes, prescriptions, and other components of the medical chart through five proprietary technologies.  Deployed on tablet PCs with wireless connectivity, Tablet MD is designed to reduce medical errors, documentation time, overhead, and time spent filing insurance claims.  With data collection screens that are configured to mimic each physician's preferred forms and documentation processes, Tablet MD personalizes (and thereby hastens) medical charting.  Because Tablet MD employs "thick client" technology, each tablet PC holds a copy of the chart data on the practice's server, and each care provider can take the entire practice's data with him or her untethered, without the need to connect wirelessly (or otherwise) to the server at the practice to add data.  This transportability makes it easy for care providers to access patient data from office, hospital or home.  The Company has applied for three utility patents for Patient Workflow Process ("PWP"), Global Synchronization Technology ("GST"), and Cross Mapping Technology ("CMT"), with the U.S. Patent and Trademark Office, as well as some corresponding foreign patent applications.

WiFiMed, Inc. encountered difficulties during the attempted implementation of Tablet MD in late 2007 in an eleven-physician medical practice.  That attempted deployment was terminated.  The Company has suspended efforts to deploy Tablet MD and is re-evaluating its business plan with respect to further development and deployment of Tablet MD.

WiFiMed, Inc. has experienced operating losses since its inception. Additional operating losses are anticipated for the foreseeable future.  WiFiMed, Inc. has spent approximately $250,000 on research and development activities in each of the past two fiscal years, costs which have not been borne directly by any customers.

Governmental approval of software such as Tablet MD is not required.  However, it may be that certification of an electronic health record system by the federally-financed Certification Commission for Healthcare Information Technology ("CCHIT," www.cchit.org) may be necessary to market viability.  WiFiMed, Inc. is not currently pursuing CCHIT certification for Tablet MD.

EncounterPRO Healthcare Resources, Inc.

On October 1, 2007, the Company's newly-formed subsidiary, EncounterPRO Healthcare Resources, Inc. ("EncounterPRO"), acquired substantially all of the assets of JMJ Technologies, Inc., including its receivables, client relationships, employment relations, and the source code of EncounterPRO® EHR, or "Electronic Health Record," and related software.  JMJ has been in business since June 1994, developing, selling and supporting the EncounterPRO EHR.

EncounterPRO EHR was first used in a medical practice in 1995, and is now licensed and used in over 300 medical practices in 35 states and two foreign countries. EncounterPRO EHR is the winner of 14 national awards conferred by trade associations, and physicians who use EncounterPRO EHR have won the HIMSS Davies Award for Excellence in Ambulatory Care for their use of healthcare IT three years in a row, a feat achieved by no other EHR vendor.  In addition, EncounterPRO EHR was among the first group of 18 EHRs to be certified by CCHIT for Ambulatory Care in 2006.  CCHIT certification is valid for a period of three years and means an EHR effectively has earned the federal government's de facto seal of approval and, increasingly, the approval of a host of other influential non-governmental organizations, including payers and physician professional associations.

In addition to the EncounterPRO EHR, EncounterPRO has developed several ancillary software products and related services, including a proprietary integration/translation engine optimized for EHRs that is currently used for dozens of installations to collect results from labs and then translate and distribute them to clients' EncounterPRO EHR databases; to collect vaccine data from practices and to transmit those data to state vaccine registries in several states; to communicate prescription data to and from pharmacies); to translate and import remote bedside data into EncounterPRO EHR (successfully demonstrated with oxygen tank data but not yet in production). a solution for connecting peripherals to an "all-thin-client" or all-web-deployed Windows® solution (application independent, but currently used only for EncounterPRO EHR installations); and a tool for collecting and organizing clinical and other data from client's EncounterPRO EHR databases for use in benchmarking and other analyses (ready for alpha testing soon).

EncounterPRO holds a federal registration for the trade name "EncounterPRO" for its electronic health record.  EncounterPRO holds no patents.

The Company and its subsidiaries together have 30 employees, 26 of whom are full time.

The cost to the Company and its subsidiaries of compliance with federal, state and local environmental laws is negligible.

On October 29, 2007, the Company entered into a Letter of Intent to acquire CyberMedx Medical Systems, LLC, which specializes in providing wireless patient data collection, transmission and management devices and technologies for home care, alternate care and hospital markets.

Description Of Property

Our principal office is located at 2000 RiverEdge Parkway, Suite GL 100A, Atlanta, GA 30328.  The property is a suite of approximately 6500 square feet. The property is subleased from an unaffiliated third party for a period of about three years expiring on August 31, 2009. The monthly lease payments are approximately $9,800. The escalation of rental payments is fixed at 3% annually.  We sublease a small portion of this space to another company.  We believe this space is adequate for our current needs, and that additional space is available to us at a reasonable cost, if needed.

We maintain fire and casualty insurance on our leased property in an amount deemed adequate by management.

Legal Proceedings

On December 19, 2007, WiFiMed Holdings Company, Inc. (the "Company") and WiFiMed, Inc. (collectively, the "Complainants") filed an arbitration proceeding against Jeffrey Simon, the Company's former President, CEO and a beneficial owner of more than 5% of the securities of the Company ("Simon") with the American Arbitration Association in Atlanta, Georgia (Case Number 30 103 Y 01058 07).  Complainants maintain that, under his employment agreement with the Company, Mr Simon is not entitled to certain claims relating to compensation and reimbursements.  The Complainants seek to estop Simon with respect to such claims, as well as the recovery of money damages, corporate books and records and other property, and reasonable costs and attorneys fees.  Currently, the parties are seeking to stay the arbitration proceeding pending mediation between the parties.  The Complainants do not anticipate that this proceeding will have a material adverse effect upon the Company.

On July 3, 2007, the Company was sued in an action entitled Kevin M. Charest v. WiFiMed, Inc. (Superior Court Cobb County, Georgia - Case Number 07105534-48), for breach of contract and misrepresentation of employment status. The plaintiff, a former employee was seeking severance pay and expenses totaling approximately $100,000.  The matter has been resolved and the Company expects dismissal of the proceeding on or before January 31, 2008.

A proceeding was brought on June 22, 2007 in the Superior Court of Cobb County, Georgia by George A. Hart and Steve Swope, against WiFiMed, Inc. for payment of approximately $31,000 in the principal amount of promissory notes.

Other than as described in this section, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to it in reference to pending litigation.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table furnishes the information concerning the Company's directors and executive officers as of the date of this prospectus.

Name	Age	Position

Gregory Vacca	58	President, CEO, Acting Treasurer, and Director

Marshall Sterman	75	Chairman

David Hubbard	50	Director

Richard Burtt	62	Director

Robert Coffill	58	Director

The term of office for each director is two years, or until his/her successor is elected and qualified at the Company's annual meeting, with the exception of Mr. Gregory Vacca, whose term as a director lasts for the term of his Employment Agreement with the Company or for so long as Mr. Vacca remains President or CEO of either the Company or its subsidiary, EHRI.  On October 15, 2007, as reported in the current report on Form 8-K, filed with the SEC on October 19, 2007, Mr. Jeffrey Simon resigned his positions with the Company as President, CEO, and a member of the board of directors.

Identification of Certain Significant Employees.

Strategic matters and critical decisions are handled by the Company's directors and executive officers. Day-to-day management is delegated to Gregory Vacca, who is an employee of the Company in addition to his officer and director positions with the Company and his positions as President and CEO of EncounterPRO Healthcare Resources, Inc. ("EncounterPRO"), a wholly-owned subsidiary of the Company, pursuant to that certain Employment Agreement, dated October 15, 2007 (the "Employment Agreement"), his recent appointment as CEO of WiFiMed, Inc. pursuant to board resolution, dated December 20, 2007; Frank Martin, COO of EncounterPRO; Kathleen St. John, who is also an employee of the Company in addition to her positions as Secretary of WiFiMed, Inc. and Secretary of EncounterPRO; and Kane St. John, the President and Acting CFO of WiFiMed, Inc., a wholly-owned subsidiary of the Company.  The St. Johns are husband and wife.

The following is a brief account of the business experience during the past five years of each of the Company's directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Gregory Vacca, President, CEO, Acting Treasurer, and Director.

On October 15, 2007, Gregory Vacca became the President, CEO, Acting Treasurer and Director of the Company and had been President and CEO of JMJ Technologies, Inc. ("JMJ") from July 2006 to October 1, 2007, the date of our acquisition of JMJ.  Gregory Vacca is also the CEO and President of EncounterPRO Healthcare Resources, Inc., and is the CEO of WiFiMed, Inc., replacing Kane St. John in that capacity pursuant to board resolution dated December 20, 2007.  Prior to joining JMJ, from October, 2000 to June 2006, Mr. Vacca was the president of Vacca Insurance Services, a marketing consulting firm for financial institutions and insurance companies.  He also was a co-founder in 2004 of the CoreLINK Group, a national marketing organization with a proprietary technological platform for the sale of investment and insurance products for financial institutions.  From 1994 through 2003, Mr. Vacca was Senior Vice President/National Insurance and Business Banking Manager for Cal Fed Investments, a wholly-owned subsidiary of Cal Fed Bank, which was acquired by CitiBank.  A hospital chaplain in both civilian and military life (Desert Storm veteran), Mr. Vacca developed expertise in long-term health care.  He is a graduate of University of California-Irvine with a Bachelor's degree in Biological Sciences. He also received the Master of Divinity degree from the San Francisco Theological Seminary.  He is presently a member of the Institutional Biosafety Committee of the University of California – Irvine.

Marshall Sterman, Chairman.

Mr. Sterman previously served as the President, Chief Executive Officer, Chief Financial Officer ending on March 6, 2007 and continues to serve as Chairman of the Board of Directors of the Company and whose service began on August 25, 2006. Prior to the reverse merger between WiFiMed, Inc. and Bellacasa, Mr. Sterman served as President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors for Bellacasa. Following the reverse merger, Mr. Sterman served as Chairman of the Board of WiFiMed, Inc.  Since 1986, Mr. Sterman also has been the President of The Mayflower Group, Ltd., a merchant banking firm.  During his over 40 years of business experience, Mr. Sterman has assisted businesses in obtaining financing as a principal of a registered broker-dealer and as a merchant banker.  Some of Mr. Sterman's other business positions, during such period, include (1) President of Allied First Class Partners, a company that owned Rebound, a Denver-based training and facilities company for incarcerated youth, which Mr. Sterman co-founded; (2) Director and founder of The Standish Care Company, one of the first assisted living facilities to be publicly traded in the United States; (3) Managing Director of The BankHouse, a Boston-based merchant bank which concentrated on the funding of start-up and early stage businesses; and (4) Director of KTI, which was a publicly traded waste-to-energy company and was acquired by Casella Waste Systems. Mr. Sterman previously served on the board of directors of Water Chef Inc., a publicly traded company that develops, markets, and supports water purification systems for onsite deployment and community sustenance and on the board of directors of Andover Medical, Inc., a publicly traded durable medical equipment distributor, as well as currently serves as the Chairman of the Board for Medical Management Systems (MSMI).

Richard F. Burtt,  Director.

Since June 2004 Mr. Burtt has served as the Chief Executive Officer of Nomir Medical Technologies, Inc., an early stage company founded to develop and commercialize a comprehensive optical solution to wound healing and microbial infections.  Mr. Burtt has over 25 years of senior level experience in creating and building technology, life sciences, and software businesses.  As Managing Director of Value Added Strategies, LLC, (VAS) since March 2001, Mr. Burtt has experience in mergers and acquisitions with operational, financial, and strategic expertise to early stage to middle market firms.  Prior to creating VAS, Mr. Burtt founded and launched five businesses leading to their acquisitions.  He developed expertise in mergers, acquisitions, and technology transfers as Executive Vice President at Medtronic, a medical technology company.  Mr. Burtt holds a MS from University of Mass. (Lowell).  He also has five years of IBM executive education.  He has served 27 years of multiple Board of Directors memberships, and was awarded two U.S. patents.

Dave Hubbard, Director.

Mr. Hubbard is one of the founders of WiFiMed, Inc.  He has extensive experience in product development, creative marketing, multi-media marketing and public speaking.  He was an All American collegiate and National Football League player with the New Orleans Saints.  After a serious back injury, he developed and obtained a patent for a unique method of building strength without compressing the spine.  He has been featured many times on radio, television and on several infomercials including numerous appearances on QVC.  Mr. Hubbard has successfully produced, marketed and sold a portable voice-to-computer dictation system for physicians.  It was that venture that led to the future development of WiFiMed.  From 2000 through August 2002 he served as Chief Marketing Officer of Nexvoice, Inc.  Today, he serves as President and CEO of Fitex Solutions.  Mr. Hubbard is a member of the National Football League Alumni Association.

Robert Coffill, Jr., Director.

Mr. Coffill, Jr. has been the Senior Vice President of Field Operations for Medical Solutions Management Inc. from April 2005 to present.  Prior thereto, from July 2004 to April 2005, Mr. Coffill, Jr., served as sales manager in the New England region for Ortho Rehab, Inc., a $40 million manufacturer and distributor of continuous passive motion devices.  From January 2000 to January 2002, Mr. Coffill, Jr. formed and served as the Chief Executive Officer of a construction staffing company in New York with sales of nearly $6 million.  From 1978 to 2000, Mr. Coffill, Jr. has a career in education, serving as a principal and then a superintendent in five school districts located in urban, suburban and rural environments with school populations ranging from 900 to 3,200 students.  Mr. Coffill, Jr. earned a B.S. from North Adams State College, a Masters in Education from Salem State College and a C.A.E.S. from the Boston College Advanced Executive School Management Program.  Mr. Coffill serves on the Board of Directors of Andover Medical, Inc.

EXECUTIVE COMPENSATION

The following table shows information concerning all compensation paid for services to the Company in all capacities during the years ended December 31, 2007 and December 31, 2006, or accrued within the current fiscal year as to the Chief Executive Officer, Chief Financial Officer, and each of the other three most highly compensated executive officers of the Company who served in such capacity at the end of the last two fiscal years (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Award(s) (#)		Non Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)

Gregory Vacca, CEO and President (1)	2007	$157,500	(2)	$ -0-	(3)	$ -0-		3,000,000	(4)	$ -0-	$ -0-	$ 4,375	(5)
	2006	$ -0-		$ -0-		$ -0-		-0-		$ -0-	$ -0-	$ -0-

Jeffrey Simon (6) Former CEO	2007	$80,708		$ -0-		$2,995,667	(10)	870,417	(8)	$ -0-	$ -0-	$ -0-
	2006	$57,875		$ -0-		$ -0-		438,113	(9)	$ -0-	$ -0-	$ -0-

Marshall Sterman (7) Former CEO and CFO	2007	$ -0-		$ -0-		$ 205,928	(11)	-0-		$ -0-	$ -0-	$ -0-
	2006	$ -0-		$ -0-		$ -0-		-0-		$ -0-	$ -0-	$ -0-

(1)      Serves as executive officer from October 15, 2007 through present.

(2)      Mr. Vacca is compensated at an annual salary of $140,000 for 2007 under the Employment Agreement, dated as of October 15, 2007, between Gregory Vacca and the Company, which increases to $160,000 in 2008 through October 14, 2010.  He also receives $15,000 per annum as compensation for his services as a member of the board of directors of the Company plus approximately $2,500 for attending five meetings per year ($500 each meeting). For additional meetings, Mr. Vacca is paid $250 for teleconference and $1,000 for in-person meetings.

(3)      Mr. Vacca is not eligible for an annual bonus until January 31, 2008 under the terms of the Employment Agreement.

(4)      Pursuant to the Employment Agreement, Mr. Vacca was granted 3,000,000 options to purchase common stock of the Company upon his execution of the Employment Agreement, 500,000 of which vested immediately, and 2,500,000 incentive stock options under the Company's Stock Incentive Plan, which vest as follows: 1,000,000 incentive stock options on the first anniversary of the agreement, and 1,500,000 incentive stock options on a monthly basis thereafter at 1/24th of the options, or 62,500 per month.

(5)      Pursuant to the Employment Agreement, Mr. Vacca was awarded fringe benefits which included reimbursements in the following amounts: (i) $750 per month for his cost of housing in the metropolitan Atlanta area for the convenience of the Company; and (ii) two (2) monthly trips to and from Atlanta and Orange County California in the amount of $500 per round trip.  Mr. Vacca's fringe benefits for fiscal year 2007 are calculated and pro-rated for the remainder of the fiscal year based on the effective date the employment began, as of October 15, 2007. Mr. Vacca is entitled to participate on the same basis as the other officers and employees of the Company in the Company's standard benefits package, including 401(k), group health, disability and life insurance programs, and other fringe benefits.  The Company will insure that Mr. Vacca has directors and officers liability insurance in an amount that is sufficient and customary for enterprises like those of the Company.

(6)      Served as an executive officer from March 6, 2007 through October 15, 2007.

(7)      Served as an executive officer from August 25, 2006 through March 6, 2007.

(8)      Options were granted on March 6, 2007 under the 2006 Stock Incentive Plan.  These options expire upon 90 days from the date of Mr. Simon's termination, which occurred on or about October 15, 2007.

(9)      Includes 400,000 options granted on June 6, 2006 under the 2006 Stock Incentive Plan and 38,113 warrants issued to Jeffrey Simon, granted on July 6, 2006, that are not issued under any plan.  The 400,000 options expire upon 90 days from the date of Mr. Simon's termination, which occurred on or about October 15, 2007.

(10)    Calculated based on 2,853,016 shares of our common stock issued to Mr. Simon on March 26, 2007, based on the market price of our common stock of $1.05 per share, as listed on the OTCBB on January 11, 2008.

(11)    Calculated based on 196,122 shares of common stock consisting of 98,061 shares issued to Mr. Sterman on each of March 26, 2007 and August 8, 2007, based on the market price of our common stock of $1.05 per share, as listed on the OTCBB on January 11, 2008.

Outstanding Equity Awards At Fiscal Year End

	Option Awards						Stock Awards

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Gregory Vacca	500,000			2,500,000	$0.46	10/15/2010			2,500,000	$2,625,000(1)

Jeffrey Simon		400,000	(2)		$1.00	6/6/2016
		870,417	(2)		$0.46	3/6/2017
	38,113 (3)				$0.46	7/6/2009

 (1) Represents the market value based on $1.05 per share market price as listed on the OTCBB on January 11, 2008.

 (2) Options expire within 90 days of the date of Mr. Simon's termination, which occurred on or about October 15, 2007.

 (3) Warrants granted on July 6, 2006 which expire upon three years, having an exercise price of $0.46 per share.

Director Compensation

The following table presents information regarding the compensation of our directors during the fiscals year-ended December 31, 2007 and December 31, 2006, except for Gregory Vacca, our Chief Executive Officer, whose compensation is described in the previous tables:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)		Non-equity incentive plan compensation ($)	Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total

Marshall Sterman, Chairman	$22,500	(1)	206,033	(2)	210,000	(3)	0	0	(7)	438,533
David Hubbard	$26,625	(4)	1,212,610	(5)	78,750	(6)	0	0	(7)	1,317,985
Richard Burtt	$17,500	(1)	234,333	(8)	583,598	(9)	0	0	(7)	835,431
Robert Coffill	$17,500	(1)	0		333,485	(10)	0	0	(7)	350,985

(1) Each member of the board of directors is paid $15,000 per annum on a quarterly basis, as well as $500 per meeting, with the Chairman of the board receiving an additional $2,500 per annum, and $1,000 per meeting ("Board Compensation").  The board is required to hold five annual meetings.

(2) Calculated based on 196,222 shares consisting of 98,061 shares of restricted common stock were issued on March 26, 2007 and 98,061 shares of restricted common stock were issued on August 8, 2007.

(3) Grants of two year options to purchase a total of 200,000 shares, at an exercise price of $0.46, granted on January 16, 2007 pursuant to the 2006 Stock Incentive Plan.

(4) Compensation of $15,000 per annum paid to board members plus $2,500 for meetings and approximately $9,125 paid as wages for his services as an employee of the Company.

(5)  Calculated based on 1,154,867 shares issued on March 6, 2007, consisting of options to purchase 163,204 shares of common stock, exercisable at $0.46 per share.

(6) Grants of two year options to purchase a total of 75,000 shares, at an exercise price of $0.46, granted on January 16, 2007 pursuant to the 2006 Stock Incentive Plan.

(7) All board members shall be reimbursed for reasonable expenses incurred in attending meetings in accordance with the Company written travel and expense policy.

(8) Based on 223,175 shares of common stock granted on March 6, 2007 upon effectuation of the reverse merger between Bellacasa Productions, Inc. and WiFiMed, Inc.

(9) Based on options/warrants to purchase 555,808 shares which includes 175,000 options granted on January 16, 2007 and warrants to purchase 380,808 shares of common stock, granted on March 6, 2007.

(10) Based on 317,605 shares which includes grants of warrants to purchase 217,605 shares of common stock, exercisable at $0.46 per share, and granted on March 6, 2007 and two year options to purchase a total of 100,000 shares, at an exercise price of $0.46, granted on January 16, 2007 pursuant to the 2006 Stock Incentive Plan.

* All dollar value calculations in the above table are based on market price of $1.05 per share as reported on the OTCBB for WIFM on January 11, 2008.

Employment Agreement

On or about October 15, 2007, the Company entered into an employment agreement with Gregory Vacca for Mr. Vacca to serve as the Company's President, Chief Executive Officer ("CEO") and acting Treasurer. Pursuant to his employment agreement Mr. Vacca receives an annual base salary of $140,000, increasing to $160,000 on January 1, 2008, through October 15, 2010.  Mr. Vacca is eligible for an annual bonus of up to 40% of his base salary based upon the achievement of corporate objectives relating to the Company's performance as determined by the Board. The term of the agreement is for three years commencing October 15, 2007, and will automatically renew for additional one year terms upon approval by the Board, subject to earlier termination provided therein.  The Company may terminate the agreement for just Cause (as defined) upon ten (10) days prior written notice. Mr. Vacca was awarded stock options on October 15, 2007 to purchase 500,000 shares of Common Stock at $0.46 per share, which vested immediately, and incentive stock options to purchase 2,500,000 shares vesting in the amount of 1,000,000 on October 15, 2008 and the remaining 1,500,000 options shall vest in the amount of 1/24th each month thereafter, or 62,500 per month.

Mr. Vacca will participate in the Company's benefit programs and shall also be provided with reimbursements for housing in the Atlanta, Georgia metropolitan area in the amount of $750 per month and travel costs back and forth between Atlanta and Orange County California for two (2) trips each month in the amount of $500 per round trip.

2006 Stock Incentive Plan

On September 14, 2006, our board of directors and a majority of the shareholders of the Company adopted the "2006 Stock Incentive Plan" (the "Plan").  The Plan authorizes the granting options to purchase up to 7,500,000 shares of common stock and that the maximum number of shares of common stock subject to awards of any combination that may be granted under the Plan during any fiscal year to any one individual is limited to 1,000,000.  The plan is administered by the Board of Directors or a committee thereof.    The board's responsibility includes the selection of option recipients, as well as, the type of option granted and the number of shares covered by the option and the exercise price.

Plan options may either qualify as non-qualified options or incentive stock options under Section 422 of the Internal Revenue Code. Any stock options granted under the plan must provide for an exercise price of at least 100% of the fair market value on the date of such grant and a maximum term of 10 years. If the employee owns more than 10% of our stock, the exercise price of any incentive option granted must be at least 110% of fair market value and must be exercised within five years after the grant.

All of our officers, directors, key employees and consultants will be eligible to receive non-qualified options under the plan. Only officers, directors and employees who are formally employed by the Company are eligible to receive incentive options.

All incentive options are non-assignable and non-transferable, except by will or by the laws of descent and distribution. If an optionee's employment is terminated for any reason other than death, disability or termination for cause, the stock option will lapse on the earlier of the expiration date or three months following the date of termination. If the optionee dies during the term of employment, the stock option will lapse on the earlier of the expiration date of the option or the date one-year following the date of death. If the optionee is permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code, the plan option will lapse on the earlier of the expiration date of the option or one year following the date of such disability.

The following table sets forth the information indicated with respect to our stock option plans as of December 31, 2007, under which our common stock is authorized for issuance compensation.  The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 12%; risk-free interest rate of between 4.59% and 5.14%; and an expected life of 3 years.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	6,264,069	$0.38	1,235,931
Equity compensation plans not approved by security holders	--	--	---
Total

(1) The 2006 Stock Incentive Plan.

On October 15, 2007, Gregory Vacca, the Chief Operating Officer, was granted options under the Employment Agreement referenced above under "Employment Agreement" (the "Employment Agreement Options") providing for the purchase of 500,000 shares of the Company's Common Stock, vesting upon signing, and another 2,500,000 incentive stock options under the Plan.  The Board determined the exercise price of $0.46 per share of Common Stock equaled 100% of the fair market value per share as of October 15, 2007. The shares underlying the Employment Agreement Options to Gregory Vacca shall be vested as follows: 1,000,000 on the first anniversary of the effective date of the Employment Agreement, and 1,500,000 vesting in the amount of 1/24th per month or 62,500 options per month thereafter.

On January 16, 2007, the Board of Directors granted options to acquire 100,000 shares of common stock to each of Marshall Sterman, Richard Burtt, and Robert Coffill under the Plan, each vesting two years from the date of grant, corresponding with such directors term.  The Board determined the exercise price of $0.46 per share equaled 100% of the fair market value per share of common stock as of the date of grant.

On January 16, 2007, the Board of Directors granted options to acquire an additional 100,000 shares of common stock to Marshall Sterman and options to acquire 75,000 shares of common stock to each of David Hubbard and Richard Burtt under the Plan, each being fully vested as of the date of grant.  The Board determined the exercise price of $0.46 per share equaled 100% of the fair market value per share of common stock as of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the purchase of substantially all of the assets of JMJ Technologies, Inc. ("JMJ"), the Company entered into that certain Transition Agreement, dated September 30, 2007, with JMJ (which currently owns greater than five (5%) percent of the issued and outstanding securities of the Company), whereby the Company guaranteed that EncounterPRO Healthcare Resources, Inc. ("EHRI") would have sufficient resources to pay JMJ a minimum of $35,000 per month on a note, entered into on September 30, 2007, between EHRI and JMJ in the original principal amount of $475,000, which note is also secured by 500,000 shares of common stock of the Company.  At December 31, 2007, the total balance outstanding including accrued interest was $307,517.

The Company is the holder of a note in the amount of $29,000 from Jeffrey Simon, the Company's former President, CEO and director, which bears interest at 4% per annum. At December 31, 2006, the total balance outstanding including accrued interest of $5,654 was $34,654. Interest for the years ended December 31, 2006 and December 31, 2005 was $1,160 and $1,160, respectively.

In July 2005, the Company issued, to a related party, an unsecured convertible note, with warrants attached, in the principal amount of $90,000 for $90,000 cash.  The note proceeds were used for prepayments under a product supply agreement. The note had a maturity date of January 15, 2007 and provided for interest at 12% per annum, payable semi-annually.  The note was converted into 900,000 shares of common stock in February 2006, in accordance with its terms. The warrants expired in January 2007.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer is indebted to us.  We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We do not intend to enter into any additional transactions with our beneficial owners.

PRINCIPAL STOCKHOLDERS

Section 13(d) of the Exchange Act requires persons or groups who own more than 5% of a registered class of the Company's equity securities, to file Schedules of ownership and changes in ownership of Company equity securities with the SEC. Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such person and includes any securities that such person has the right to acquire within sixty days pursuant to options, warrants, conversion, privileges or other rights.

Based upon such reports as of December 31, 2007, management knows of no other persons other than those identified below who were beneficial owners of more than five percent of the outstanding Shares of Common Stock.  The following sets forth information with respect to ownership by holders of more than five percent (5%) of its common stock known by the Company based upon 37,295,850 shares outstanding at January 10, 2008.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Interest	Percent of Class

Common Stock	Gregory Vacca (1)	500,000(2)	1.34%

Common Stock	Marshall Sterman (1)	847,378(3)	2.26%

Common Stock	Robert Coffill (1)	317,605(4)	*

Common Stock	Richard Burtt (1)	778,983(5)	2.08%

Common Stock	Dave Hubbard (1)	1,229,867(6)	3.29%

Common Stock	Jeffrey Simon (7)	2,891,129(8)	7.75%

Common Stock	George Hart (9)	3,195,390(10)	8.57%

Common Stock	JMJ Technologies, Inc. (1)	4,862,067(11)	13.04%

Common Stock	Joy Terrace Capital (12)	5,000,000(13)	13.41%

Common Stock	Barry Kramer(14)	2,727,280(15)	7.31%

Common Stock	Robert Plumb(16)	2,049,588(17)	5.49%

Total for Officers and Directors as a group (5 persons)		3,673,833	9.85%

 * Equals less than 1 percent.

(1)      Except as otherwise noted each person's business address is c/o the Company, 2000 RiverEdge Pkwy, Ste. GL 100A, Atlanta, Georgia 30328.

(2)      Voting and disposition control resides with Gregory Vacca. These are options to purchase 500,000 shares at $0.46 per share, which are currently exercisable.  Mr. Vacca also has been granted incentive stock options to purchase 2,500,000 shares at $0.46 per share, of which 1,000,000 shares vest upon the one year anniversary of Gregory Vacca's employment agreement, and 1,500,000 of which vest on a monthly basis thereafter at 1/24th of the option or 62,500 shares per month.

(3)      Person retains voting and disposition control with respect to 767,378 shares, which includes options to purchase 200,000 shares of common stock exercisable at $0.46 per share, granted on January 16, 2007 as board compensation, and shares voting control with Dorothy Sterman with respect to 40,000 shares and The Mayflower Group with respect to 40,000 shares.

(4)      Person retains voting and disposition control with respect to all of the shares underlying options to purchase 100,000 shares granted on January 16, 2007 as board compensation and warrants to purchase 217,605 shares of common stock, both exercisable at $0.46 per share.

(5)      Person holds voting and disposition control directly with respect to 223,175 shares of common stock and options to purchase 175,000 shares of common stock exercisable at $0.46 per share, granted on January 16, 2007 as board compensation and indirectly through Value Added Strategies, LLC, of which entity such person is the principal owner, with respect to warrants to purchase 380,808 shares of common stock exercisable at $0.46 per share.

(6)      Person retains voting and disposition control with respect to the 1,154,867 shares of common stock, which includes 163,204 shares of common stock underlying options that are exercisable at $0.46 per share, and options to purchase 75,000 shares exercisable at $0.46 per share, granted on January 16, 2007 as board compensation.

(7)      Person's business address is 3320 Keenland Road, Marietta, GA 30062.

(8)      Person retains voting and disposition control with respect to the 2,891,129 shares, which amount includes 2,853,016 shares and warrants to purchase 38,113 shares of common stock exercisable at $0.46 per share.

(9)      Person's business address is 5620 Conway Dr. Marietta, GA 30068.

(10)    Person retains voting and disposition control with respect to all of the shares.

(11)    Voting and disposition control with respect to all of the shares is held by James D. Copenhaver, President, CEO and Chairman of the board of JMJ Technologies, Inc.

(12)    Person's business address is c/o Mark Scardino, 1802 North Carson Boulevard, Carson City , NV 89706.

(13)    Voting and disposition control of the shares resides with Francis P. Magliochetti.

(14)   Person's business address is 12428 Promontory Road, Los Angeles, CA 90049.

(15)    Person retains voting and disposition control with respect to all of the shares, which consist of 2,042,414 shares of common stock issued in March of 2006 and warrants to purchase (i) 84,866 shares exercisable at $0.35 per share, (ii) 100,000 shares exercisable at $0.08 per share; and (iii) 500,000 shares exercisable at $0.40 per share.

(16)    Person's business address is 1524 Vassar Street, Houston, Texas 77006.

(17)    Person retains voting and disposition control with respect to all of the shares, which consist of 1,855,584 shares of common stock and warrants to purchase 194,004 shares exercisable at $0.46 per share.

We are not aware of any arrangements that could result in a change of control.

SELLING STOCKHOLDERS

An aggregate of 25,875,000 shares of Common Stock may be offered for resale and sold pursuant to this prospectus by the Selling Stockholders. The shares are to be offered by and for the respective accounts of the Selling Stockholders. We have agreed to register all of the shares under the Securities Act for resale by the Selling Stockholders and to pay all of the expenses in connection with such registration and sale of the shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the Selling Stockholders. We will not receive any proceeds from the sale of the shares by the Selling Stockholders.  We will receive proceeds from, the exercise of the Warrants.

An aggregate of 25,875,000 shares of our Common Stock are issuable to 4 institutional accredited investors, as a result of the conversion of Debentures into Common Stock and the exercise of warrants for common stock, as well as the exercise of the Placement Agent Unit Purchase Option.  For additional information, see "Description of Securities" and "Plan of Distribution" elsewhere in this prospectus.

Information with respect to the Selling Stockholders and the shares of our Common Stock held by them and those shares being offered for resale pursuant to this prospectus is set forth in the following table. None of the Selling Stockholders has had any material relationship with us within the past three years, except as noted above or in the notes to the following table.

Selling Stockholder	Number of Shares Owned Prior to Sale	Number of Shares Being Offered for Sale	Amount and Nature of Beneficial Ownership After the Sale of Shares Being Offered as a Percentage (1)
			Before	After

Enable Growth Partners LP	19,500,000	19,500,000 (2)(6)	30.87%	-0-
Enable Opportunity Partners LP	2,150,000	2,150,000 (3)(6)	3.40%	-0-
Pierce Diversified Strategy Master Fund LLC, ena	850,000	850,000 (4)(6)	1.34%	-0-
Meyers Associates, L.P.	3,375,000	3,375,000 (5)(6)	5.34%	-0-

(1)

As of January 10, 2008, 37,295,850 shares of Common Stock was issued and outstanding, and unless otherwise indicated, each person has sole disposition and voting power with respect to the shares indicated. A person or group of persons is: (a) deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.   For purposes of this table it is assumed that all shares offered for sale are sold.

(2)

These include 9,750,000 shares issuable upon conversion of the Debentures and 9,750,000 shares issuable upon exercise of the Warrants.  Voting and disposition power with respect to the shares offered hereby for resale are held by Mitch Levine, Managing Director.

(3)

These include 1,075,000 shares issuable upon conversion of the Debentures and 1,075,000 shares issuable upon exercise of the Warrants.  Voting and disposition power with respect to the shares offered hereby for resale are held by Mitch Levine, Managing Director.

(4)

These include 425,000 shares issuable upon conversion of the Debentures and 425,000 shares issuable upon exercise of the Warrants.  Voting and disposition power with respect to the shares offered hereby for resale are held by Mitch Levine, Managing Director.

(5)

These represent shares of common stock underlying the Placement Agent Unit Purchase Option to purchase 1,687,500 shares of common stock issuable upon conversion of the Debentures and Warrants to purchase an additional 1,687,500 shares of common stock.  Voting and disposition power with respect to the shares offered hereby for resale are held by Bruce Meyers, President.

(6)

The Selling Stockholders that participated in the debenture and warrant financing have contractually agreed to restrict their ability to convert their convertible Debenture or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the above table for the Selling Stockholders exceeds the number of shares of common stock that the Selling Stockholders could own beneficially at any given time through their ownership of the Debentures and the Warrants. In that regard, the beneficial ownership of the common stock by the Selling Stockholder set forth in the above table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 75,000,000 shares of Common Stock, par value $.0001 per share, and 25,000,000 shares of Preferred Stock, par value $.0001 per share. As of January 10, 2008, there were 37,295,850 shares of Common Stock issued and outstanding held by 192 shareholders of record.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Holders of shares of Common Stock are not entitled to cumulative voting rights.  To take all actions, a majority of the votes of the shares of Common Stock outstanding is necessary.  The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefore, however, shares of one class or series may not be issued as share dividends to another class unless otherwise specified in the articles of incorporation or a majority of the shareholders of the class or series to be issued approve the issue, or there are no outstanding shares of the class or series of shares that are authorized to be issued.  In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock or debt securities, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.  All of the outstanding shares of Common Stock, when issued in exchange for the consideration set forth herein, will be validly issued, fully paid and non-assessable.

Preferred Stock

There are currently no issued and outstanding shares of preferred stock.  The Board of Directors has the power to determine characteristics of such securities in its discretion.

Debentures

The following discussion is subject to the terms and conditions of the Debentures, copies of which are incorporated by reference hereto.

Terms. The Company issued 5% Senior Convertible Debentures (the "Debentures") in the aggregate face amount of $2,250,000 at an original issue discount of 10% to its face value (or $2,025,000).  The entire principal amount of each Debenture shall be due and payable on May 30, 2010 and will accrue interest at 5% per annum.  The Debentures are convertible at the option of the holder at an initial conversion price of $.20 per share, which will be subject to anti-dilution adjustment in the event the Company subsequently issues common stock or common stock equivalents at a price per share less than the initial conversion price, subject to adjustment.  There is a mandatory redemption of 1/22nd of the principal amount of the Debenture beginning on the eighth month anniversary of the closing date and continuing each month until the Debenture is fully redeemed.  There are negative covenants in the Debenture that remain in place as long as any portion of this Debenture remains outstanding, subject to the prior written consent of the holders of at least 75% in principal amount of the then outstanding Debentures, that restrict the Company's ability to redeem or repurchase any of the shares of the Company's common stock, pay cash dividends, create or incur indebtedness or liens, or otherwise encumber assets of the Company, or amend the Company's charter and by-laws, among other items more fully described in the Debenture.

Anti-Dilution Provisions. The Conversion Price of the Debentures shall be subject to "full ratchet" anti-dilution adjustment from time to time in the event of any stock split, reverse stock split, stock dividend, distributions, recapitalization, reorganization, reclassification or similar events.  In addition, if the Company issues or sells any shares of Common Stock or any equity or equity equivalent securities (collectively, "Common Stock Equivalents") for a per share consideration less than the Conversion Price on the date of such issuance or sale (a "Dilutive Issuance") while the Debenture is outstanding, then the Conversion Price shall be adjusted so as to equal the value of the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock or Common Stock Equivalents so issued.

Warrants

The following discussion is subject to the terms and conditions of the Warrants, copies of which are incorporated by reference hereto.

Terms. For each Unit issued in the Offering, the Company issued Warrants to purchase such number of shares of Common Stock issuable upon conversion of the Debentures. Each Warrant entitles the holder to purchase one share of Common Stock at any time after issuance at an initial exercise price of $.50 per share, subject to adjustment.  The Warrants may be exercised in whole or in part, at any time and from time to time during the term of the Warrants. Warrants may be exercise for cash or pursuant to a "cashless exercise" right. Unless exercised, the Warrants will automatically expire at the end of the Exercise Period.

Anti-Dilution Provisions. The Exercise Price of the Warrants shall be subject to "full ratchet" anti-dilution adjustment from time to time in the event of any stock split, reverse stock split, stock dividend, distributions, recapitalization, reorganization, reclassification or similar events.  In addition, if at any time prior to the expiration dates of the Warrants, the Company issues or sells any shares of Common Stock or any equity or equity equivalent securities (collectively, "Common Stock Equivalents") for a per share consideration less than the Exercise Price on the date of such issuance or sale (a "Dilutive Issuance"), then the Exercise Price shall be adjusted so as to equal the value of the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock or Common Stock Equivalents so issued.

Dividends

To date, the Company has not declared or paid any dividends on its Common Stock and does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in the Company's business operations. Further, the payment of cash dividends or distributions on any equity securities of the Company is limited by the terms of the November 2007 Financing Agreements.  The payment by the Company of dividends, if any, is within the discretion of the Board of Directors, provided however, that the issuance of cash dividends are restricted by the terms of the Debentures.

Transfer Agent

The transfer agent for our Common Stock is Standard Registrar & Transfer Company, Inc., 12528 South 1840 East, Draper, Utah 84020.

Interest of Named Expert and Counsel

The Company did not hire or cause to be hired any "expert" or "counsel" on a contingent basis, whereas such "expert" or "counsel" would receive a direct or indirect interest in the Company; or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the "Selling Stockholders") of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

·         ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;
·         block trades in which the broker‑dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·         purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;
·         an exchange distribution in accordance with the rules of the applicable exchange;
·         privately negotiated transactions;
·         settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
·         broker‑dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
·         through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
·         a combination of any such methods of sale; or
·         any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales.  Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Our certificate of incorporation contains provisions that limit the liability of our officers and directors for monetary damages to the fullest extent permitted by Nevada state law.  Consequently, our officers and directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	Acts or omissions which involve intentional misconduct, fraud, or knowing violation of law; or

•	Unlawful payments of distributions in violation of the Nevada Revised Statutes Section 78.300.

In addition, the Nevada Revised Statutes 78.7502 and 78.751 provide for the indemnification of officers and directors in certain circumstances and in accordance with its terms.

The limitation of liability and indemnification provisions in our certificate of incorporation and the indemnification provisions available under Nevada state law may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors and officers regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

INSOFAR AS THE PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND THE NEVADA REVISED STATUTES MAY PROVIDE FOR INDEMNIFICATION OF DIRECTORS OR OFFICERS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WE HAVE BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933, AS AMENDED, AND IS THEREFORE UNENFORCEABLE.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors."  In determining whether our directors are independent, however, we intend to comply with the rules of NASDAQ.  Currently, three of our directors, Marshall Sterman, Richard Burtt, and Robert Coffill, are "independent" under the independence standards of NASDAQ Rule 4200(a)(15).

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 have been included in this prospectus and in the registration statement in reliance upon the report of Michael F. Cronin, Certified Public Accountant, an independent registered public accounting firm, on their audit of our financial statements given on authority of this firm as an expert in accounting and auditing.

The financial statements of JMJ Technologies, Inc., which the Company through its subsidiary EHRI was deemed to have acquired for accounting purposes, for the fiscal years ended December 31, 2006 and 2005 have been included in this prospectus and in the registration statement pursuant to Item 310(c)(3) of Regulation SB in reliance upon the report of Powers, Farmer & Co., Certified Public Accountant, an independent registered public accounting firm, on their audit of our financial statements given on authority of this firm as an expert in accounting and auditing.

LEGAL MATTERS

The validity of the shares of our common stock being offered for sale pursuant to this prospectus has been passed upon for us by Phillips Nizer LLP, 666 Fifth Avenue, New York, NY 10103.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

FINANCIAL STATEMENTS

The Company's financial statements begin on page F-1.

JMJ TECHNOLOGIES, INC.
AUDITED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

CONTENTS

Independent Auditor's Report

Financial Statements

Balance Sheet

Statement of Operations and Accumulated Deficit

Statement of Cash Flows

Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
JMJ Technologies, Inc.

We have audited the accompanying balance sheet of JMJ Technologies, Inc. as of December 31, 2005, and the related statements of operations, accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JMJ Technologies, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Atlanta, Georgia
July 27, 2006

JMJ TECHNOLOGIES, INC.
BALANCE SHEET
December 31, 2005

ASSETS

CURRENT ASSETS:
Cash	$94,000
Accounts receivable - net	317,989

Total current assets	411,989

PROPERTY AND EQUIPMENT - net	44,692

OTHER ASSETS:
Deposit	15,223

Total other assets	15,223

TOTAL	$471,904

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$54,051
Accrued rent	6,485
Accrued salaries	62,536
Accrued vacation	37,210
Customer prepayments	331,182
Credit cards and revolving lines of credit	146,052
Payroll taxes payable	1,051,726
Sales tax payable	192,607
Notes payable	447,107
Shareholders' loans	154,105

Total current liabilities	2,483,061

SHAREHOLDERS' DEFICIT:
Common stock, $.01 par value,
10,000,000 shares authorized, 6,914,064 shares issued	69,141
Additional paid-in capital	1,653,800
Accumulated deficit	(3,734,098)
Treasury stock, 760,000 shares, at cost	0

Total shareholders' deficit	(2,011,157)

TOTAL	$471,904

JMJ TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
For the Year Ended December 31, 2005

REVENUES	$2,500,590

COST OF REVENUES	733,162

GROSS PROFIT	1,767,428

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll expense	1,495,604
Rent expense	192,384
Penalties	110,303
Employee benefits	110,156
Professional fees	59,436
Utilities and communications	53,217
Marketing and advertising	51,067
Bad debt expense	22,814
Depreciation and amortization	22,612
Office supplies	20,715
Postage and shipping	18,918
Insurance	10,187
Dues and subscriptions	6,976
Travel and entertainment	2,146
Lease - van	1,471
Other taxes	573

Total general and administrative expenses	2,178,579

LOSS FROM OPERATIONS	(411,151)

OTHER INCOME (EXPENSE)
Gain from sale of property and equipment	6,762
Interest expense	(148,276)

Total other income (expense)	(141,514)

NET LOSS	(552,665)

ACCUMULATED DEFICIT, BEGINNING OF YEAR	(3,181,433)

ACCUMULATED DEFICIT, END OF YEAR	$(3,734,098)

JMJ TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2005

OPERATING ACTIVITIES:
Net loss	$(552,665)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	22,612
Gain on disposal of property and equipment	(6,762)
Changes in operating assets and liabilities:
Accounts receivable	(159,247)
Accounts payable	(91,381)
Accrued rent	(12,971)
Accrued salaries	12,409
Accrued vacation	8,412
Customer prepayments	62,395
Payroll taxes payable	543,546
Sales tax payable	14,386

NET CASH FROM OPERATING ACTIVITIES	(159,266)

INVESTING ACTIVITIES:
Purchase of property and equipment	(4,084)
Proceeds from the sale of property and equipment	6,922

NET CASH USED BY INVESTING ACTIVITIES	2,838

FINANCING ACTIVITIES:
Net payments on shareholder loans	(45,369)
Net payments on credit cards and lines of credit	(10,503)
Payments on loans payable short-term	(21,778)
Net borrowings on line of credit	247,584
Proceeds from issuance of stock	5,469

NET CASH USED BY FINANCING ACTIVITIES	175,403

NET INCREASE IN CASH AND EQUIVALENTS	18,975

CASH AND EQUIVALENTS, BEGINNING OF YEAR	75,025

CASH AND EQUIVALENTS, END OF YEAR	$94,000

JMJ TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2005

1.         NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A.         Nature of Business

JMJ Technologies, Inc. (the "Company") provides services to medical clients and resale suppliers throughout the United States.  The primary service provided is the development, installation and customization of medical practice management software.   This was the Company's eleventh year of operations.

B.         Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

C.        Revenues and Cost of Revenues Recognition

The Company recognizes revenues in accordance with Statement of Position (SOP) 97-2 as amended by SOP 98-9. Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. In software arrangements that include more than one element, the Company allocates the total arrangement fee among elements based on the relative fair value of the elements.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed. If evidence or fair value does not exist for all elements of a license agreement and post customer support (PCS) is the only undelivered element, then all revenue from the license arrangement is recognized ratably over the term of the agreement as license revenue. If evidence or fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

Cost of license revenue, training, and support includes labor, facilities, and equipment costs.

D.        Concentrations of Credit Risks

The Company grants credit to its customers during the normal course of business and performs ongoing credit evaluations of its customers' financial condition.  The Company does not believe that it is exposed to any significant credit risk in connection with the extension of credit to its customers.

The Company maintains its cash balances at various financial institutions in Atlanta, Georgia.  The balances at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.  At December 31, 2005, the Company did not have any uninsured cash balances.

E.         Allowance for Bad Debts

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in the collection of all receivables. The estimated losses are based on managements' evaluation of outstanding accounts receivables. Allowance for bad debts was $116,491 at December 31, 2005.

F.         Property and Equipment

Property and equipment are recorded at cost.  When assets are retired or otherwise disposed of, the related cost and the accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in the statement of operations and retained earnings/deficit.  Depreciation and amortization for all classes of property and equipment are determined using the straight-line method over the estimated useful lives of the assets as follows:

Estimated Life

Furniture and fixtures	10 years
Machinery and equipment	5 years
Vehicles	5 years

G.        Income Taxes

The Company recognizes income and expenses on the accrual method for financial reporting purposes and for income tax reporting purposes.

The effect of temporary differences giving rise to deferred tax assets are as follows:

Deferred tax assets:
Net operating loss carry forwards	$624,271

Deferred tax liabilities:
Excess of financial statement over tax basis
of property and equipment	(8,741)

Valuation allowance for deferred tax assets	(615,530)

Net deferred tax assets	$0

There are no deferred tax assets listed in these financial statements. SFAS No. 109 specifies that deferred tax assets are to be reduced by valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the Company's current economic condition, the valuation allowance has eliminated the deferred tax assets. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required; the tax benefit of the remaining net deferred tax assets will be recognized in the future.

The Company has net operating losses to offset future taxable income of approximately $2,013,781.  The carryover periods to utilize the net operating losses will expire between the years 2020 to 2025.

H.         Cash Flow Information

The Company considers for purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt investments with original maturities of three months or less.

Net cash used by operating activities include cash payments for interest of $83,405.

2.         COMMON STOCK AND TREASURY STOCK

The Company has 10,000,000 shares of $.01 par value common stock authorized, with 6,914,064 shares issued and 6,154,064 shares outstanding.  On May 31, 2005 the Company exercised its rights under the shareholders' agreement and acquired 760,000 shares of common stock from a major shareholder.  Under the terms of the shareholders' agreement the Company was not required to make any payment in consideration for acquisition of the 760,000 from the shareholder. The stock is held in treasury and recorded using the cost method.

3.         RELATED PARTY TRANSACTIONS

The Company has the following loans from shareholders:

An unsecured demand loan with no stated rate of interest.	$ 87,029

An unsecured demand loan with no stated rate of interest.	1,340

Exclusive use of a shareholder's credit card; total credit line available is $12,000; and the annual percentage rate
of interest is 29.99%.	10,997

Exclusive use of a shareholder's credit card; total credit line available is $5,400; and the annual percentage rate
of interest is 22.00%.	3,604

Exclusive use of a shareholder's line of credit; total credit line available is $15,000; and the annual percentage rate
of interest is 28.90%.	13,426

Exclusive use of a shareholder's line of credit; total credit line available is $0; and the annual percentage rate
of interest is 26.99%.	865

Exclusive use of a shareholder's line of credit; total credit line available is $15,000; and the annual percentage rate
of interest is 26.898%.	13,529

Exclusive use of a shareholder's line of credit; total credit line available is $15,000; and the annual percentage rate
of interest is 26.898%.	6,764

Exclusive use of a shareholder's credit card; total credit line available is $0.00; and the annual percentage rate
of interest is 28.99%.	11,986

Exclusive use of a shareholder's credit card; total credit line available is $6,600; and the annual percentage rate
of interest is 29.99%.	4,565

Total	$154,105

The Company leases a vehicle from a shareholder on a month to month basis. The rent expense from this lease totaled $1,471 for the year ending December 31, 2005.

4.         NOTES PAYABLE

Notes payable consisted of the following at December 31, 2005:

Note payable to a financial institution is a $250,000 revolving line of credit. Interest is payable monthly at an annual rate of prime plus 1.50%. On December 31, 2005 the interest rate on this loan was 8.75%. The loan is collateralized by the Company's accounts receivable, property and equipment and the personal guaranties of three officer/shareholders and real estate owned by an
officer/shareholder.	$247,584

Note payable to an individual. Interest is accrued at the rate of of $2.00 per day. The loan balance reflects principal of $5,000
and accrued interest of $2,269.	7,269

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan balance reflects principal of
$31,000 and accrued interest of $1,791.	32,791

Note payable to an individual. Interest is accrued at the rate of
10% annually. The loan balance reflects principal of $20,000
and accrued interest of $7,193.	27,193

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan balance reflects principal of
$10,000 and accrued interest of $702.	10,702

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan reflects principal of $12,000 and
accrued interest of $4,558.	16,774

Note payable to an individual. Interest is accrued at the rate of
10% annually. The loan balance reflects principal of $75,000 and
accrued interest of $19,875.	94,875

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan balance reflects principal of
$9,038 and accrued interest of $881.	9,919

Total	$447,107

5.         CREDIT CARDS AND REVOLVING LINES OF CREDIT

Credit card from a financial institution; credit limit is $15,500;
interest rate on purchases is 27.37%; and interest rate on
cash advances is 29.37%.	12,729

Credit card from a financial institution; there are no preset
credit limits; and balances are required to be paid in full.	30,748

Credit card from a financial institution; credit limit is $15,000;
and interest rate is 28.99%.	1,497

Credit card from a financial institution; credit limit is $1,900;
interest rate is 18.30%; and the ending balance reflects an
overpayment.	(68)

Credit card from a financial institution; credit limit is $12,000;
and interest rate is 28.99%.	11,256

Credit card from a financial institution; credit limit is $8,000;
and interest rate is 16.99%.	5,845

Credit card from a financial institution; credit limit is $5,000;
and interest rate is 12.29%.	2,665

Revolving line of credit from a corporation to be utilized for purchases of computers and related equipment; credit limit
is $0.00; and interest rate is 12.99%	18,807

Revolving line of credit from a corporation to be utilized for purchases of computers and related equipment; credit limit
is $25,000; and interest rate is 12.99%.	21,239

Credit card from a financial institution; credit limit is $9,400;
and interest rate is 23.98%.	8,987

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $2,000; and
interest rate is 12.00%.	765

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $4,000; and
interest rate is 20.80%.	3,395

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $5,500; and
interest rate is 21.15%.	5,052

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $5,500; and
interest rate is 21.15%.	5,058

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $1,500; and
interest rate is 17.65%.	916

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $8,900; and
interest rate is 18.30%.	7,560

Credit card from a financial institution; credit limit is $0.00; and
interest rate is 14.65%.	1,668

Credit card from a financial institution; credit limit is $5,000; and
interest rate is 13.49%	4,617

Credit card from a financial institution; credit limit is $0.00; and
interest rate is 12.49%.	1,674

Revolving line of credit from a corporation to be utilized for purchases of computers and related equipment; credit limit is
$0.00; and interest rate is 12.99%.	692

Revolving line of credit from a corporation to be utilized for purchases of computers and related equipment; credit limit is
$0.00; and interest rate is 12.99%.	949

Total	$146,051

6.         ACCOUNTS RECEIVABLE - NET

Accounts receivable consisted of the following at December 31, 2005:

Accounts receivable	$434,480
Less allowance for doubtful accounts	116,491

Accounts receivable - net	$317,989

7.         PROPERTY AND EQUIPMENT - NET

Property and equipment consisted of the following at December 31, 2005:

Computer equipment	$64,037
Furniture and fixtures	46,152
Software	38,554

Total	148,743
Less accumulated depreciation and amortization	104,051

Property and equipment - net	$44,692

8.         COMMITMENTS

The Company subleases office space under a non-cancellable operating lease agreement which terminates June 30, 2006. Future minimum lease payments are due as follows:

Year ending December 31, 2006	$ 91,335

9.         CONTINGENCIES

The Company was a defendant in 2005 and early 2006 in two related lawsuits seeking disclosure of financial information.  One lawsuit was brought by a shareholder and the other by a former shareholder. Both lawsuits were voluntarily dismissed by the plaintiffs without prejudice in February of 2006.

The Company is aware of a former shareholder claiming that the acquisition of all his shares under provisions of the shareholders' agreement on May 31, 2005 was wrongful. The shareholder has not initiated a lawsuit as of the audit report date. No estimate has been reflected in the financial statements for this possible action.

10.       STOCK OPTION PLAN

In 1998, the Company instituted a stock option plan for officers, employees, directors, advisors and consultants. Statutory stock options may be awarded to all employees of the Company who owns less than 10% of the outstanding common stock. The exercise price of a statutory stock option granted is the fair market value of the common stock as of the grant date. No option shall be granted for a term in excess of ten years from the date of the grant. Statutory stock options can not be exercised until the employee has completed a year of service with the Company.

Non-statutory stock options may be awarded to non-employees who own less than 10% of the outstanding common stock of the Company. The exercise price of a non-statutory stock option granted is the fair market value of the common stock as of the grant date. No option shall be granted for a term in excess of ten years from the date of the grant. Non-statutory stock options can not be exercised until the non-employee has maintained a one year relationship with the Company.

The maximum number of shares of common stock that can be issued under the plan is 3,000,000. As of 12/31/05 1,654,530 shares of common stock had been acquired through the stock option plan.

No compensation expense was recorded on the income statement.  There was no difference between the fair market value of the stock on the date the option was exercised and the exercise price.

Total stock options accrued, vested and unexpired as of 12/31/04	1,151,680

Stock options exercised in 2005	(546,898)

Stock options that expired during 2005	(57,717)

Stock options that accrued and vested during 2005	253,156

Total stock options accrued, vested and unexpired as of 12/31/05	800,221

Effective June 30, 2006, no additional options will be issued under the stock option plan.

11.       GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $552,665 during the year ended December 31, 2005, and as of that date the Company's current liabilities exceeded its current assets by $2,011,157. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to increase sales and reduce expenses.

Management of the Company believes that the following will assist the Company in overcoming the going concern issues:

The Company's lease for office space expired on June 30, 2006. The Company moved to new office space on June 29, 2006. The new lease is for thirty-eight months beginning July 1, 2006 and ending August 31, 2009. The new lease reduces the monthly office lease payment by approximately $7,000 and results in annual savings of approximately $84,000.

Maintenance fees attributed to systems installed during 2005 will produce significant increases in annual recurring revenue. In addition management anticipates an acceleration of sales to existing customers and enhanced sales to new customers as a consequence of new product offerings, including lab interfaces and prescription services that will contain adverse drug event warnings and electronic prescriptions.  It is anticipated the Company's EncounterPRO® EHR software will receive certification from the Certification Commission for Healthcare Information Technology (CCHIT) in 2006.

Finally, management believes that the increased interest in electronic health records by government, health insurance companies, health care providers and patients will expand the market opportunities for the Company's products. The Company believes that these factors will provide greater financial stability for the Company in 2006 and thereafter.

12.       SUBSEQUENT EVENTS

On June 28, 2006 the management of the Company accepted a letter of intent for the acquisition of all the outstanding stock of JMJ Technologies, Inc. by a publicly traded company.  The acquisition will be accomplished through the utilization of a tax-free merger.

In March of 2006 the Company hired a new president. If his contract is terminated prior to its end, he is entitled to receive a severance payment that will equal two years of compensation. Upon signing his contract the president received 250,000 share of the Company's stock. If the Company is sold, he is entitled to receive 250,000 shares of stock. An additional 250,000 can be awarded if the sales price of the Company equaled or exceeded $1 per share.

JMJ TECHNOLOGIES, INC.
AUDITED FINANCIAL STATEMENTS
For the Year Ended December 31, 2006

CONTENTS
Independent Auditor's Report

Financial Statements

Balance Sheet

Statement of Operations

Statement of Change in Shareholders' Deficit

Statement of Cash Flows

Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
JMJ Technologies, Inc.

We have audited the accompanying balance sheet of JMJ Technologies, Inc. as of December 31, 2006, and the related statements of operations, changes in shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JMJ Technologies, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 Atlanta, Georgia
January 7, 2008

JMJ TECHNOLOGIES, INC.
BALANCE SHEET
December 31, 2006

ASSETS

CURRENT ASSETS:
Accounts receivable - net	$260,186

Total current assets	260,186

PROPERTY AND EQUIPMENT - net	18,117

OTHER ASSETS:
Deposit	9,481

Total other assets	9,481

TOTAL	$287,784

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	269,217
Bank overdraft	25,070
Accrued rent	8,982
Accrued salaries	49,430
Accrued vacation	45,320
Customer prepayments	453,159
Credit cards and revolving lines of credit	189,792
Payroll taxes payable	1,116,226
Sales tax payable	142,779
Notes payable	628,119
Notes payable officer	69,158
Shareholder loans	146,613

Total current liabilities	3,143,865

LONG-TERM LIABILITIES:
Accrued rent	14,969

Total long-term liabilities	14,969

SHAREHOLDERS' DEFICIT:
Common stock, $.01 par value; 10,000,000 shares
authorized; 7,518,043 shares issued and outstanding	75,180
Additional paid-in capital	1,653,800
Accumulated deficit	(4,600,030)

Total shareholders' deficit	(2,871,050)

TOTAL	$287,784

JMJ TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
For the Year Ended December 31, 2006

REVENUES	$2,134,715

COST OF REVENUES	682,941

GROSS PROFIT	1,451,774

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll expense	1,428,094
Rent expense	128,729
Employee benefits	121,072
Penalties	88,803
Bad debt expense	80,590
Travel and entertainment	64,614
Professional fees	58,316
Utilities and communications	43,467
Conference and tradeshows	38,564
Dues and subscriptions	33,490
Office supplies	27,395
Postage and shipping	18,243
Depreciation and amortization	14,356
Bank service charges	11,666
Insurance	7,730
Education and training	2,126
Lease - van	3,805
Other taxes	928

Total general and administrative expenses	2,171,988

LOSS FROM OPERATIONS	(720,214)

OTHER INCOME (EXPENSE)
Other income - Sales tax amnesty relief	67,343
Loss from disposal of property and equipment	(15,692)
Interest expense	(197,369)

Total other income (expense)	(145,718)

NET LOSS	$(865,932)

JMJ TECHNOLOGIES, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
For the Year Ended December 31, 2006

	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL

Balance at December 31, 2005	$69,141	$1,653,800	$(3,734,098)	$(2,011,157)

Issuance of common stock	$6,039	-	-	$6,039

Net Loss	-	-	$(865,932)	$(865,932)

Balance at December 31, 2006	$75,180	$1,653,800	$(4,600,030)	$(2,871,050)

JMJ TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2006

OPERATING ACTIVITIES:
Net loss	$(865,932)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	14,356
Loss on disposal of property and equipment	15,692
Changes in operating assets and liabilities:
Deposits	15,223
Accounts receivable	57,803
Accounts payable	215,166
Bank overdraft	25,070
Accrued rent	17,466
Accrued salaries	(13,106)
Accrued vacation	8,110
Customer prepayments	121,977
Credit cards and revolving lines of credit	43,741
Payroll taxes payable	64,500
Sales tax payable	(49,829)
Accrued interest included in notes payable	11,838

NET CASH FROM OPERATING ACTIVITIES	(317,925)

INVESTING ACTIVITIES:
Purchase of property and equipment	(3,473)
Deposit on office lease	(9,481)

NET CASH USED BY INVESTING ACTIVITIES	(12,954)

FINANCING ACTIVITIES:
Net payments on shareholder loans	(7,492)
Proceeds from notes payable	380,000
Payments on notes payable	(141,668)
Proceeds from issuance of stock	6,039

NET CASH USED BY FINANCING ACTIVITIES	236,879

NET INCREASE IN CASH AND EQUIVALENTS	(94,000)

CASH AND EQUIVALENTS, BEGINNING OF YEAR	94,000

CASH AND EQUIVALENTS, END OF YEAR	$-

JMJ TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2006

1.         NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A.         Nature of Business

JMJ Technologies, Inc. (the "Company") provides services to medical clients and resale suppliers throughout the United States.  The primary service provided is the development, installation and customization of medical practice management software.   This was the Company's eleventh year of operations.

B.        Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

C.        Revenues and Cost of Revenues Recognition

The Company recognizes revenues in accordance with Statement of Position (SOP) 97-2 as amended by SOP 98-9. Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. In software arrangements that include more than one element, the Company allocates the total arrangement fee among elements based on the relative fair value of the elements.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed. If evidence or fair value does not exist for all elements of a license agreement and post customer support (PCS) is the only undelivered element, then all revenue from the license arrangement is recognized ratably over the term of the agreement as license revenue. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

D.        Concentrations of Credit Risks

The Company grants credit to its customers during the normal course of business and performs ongoing credit evaluations of its customers' financial condition.  The Company does not believe that it is exposed to any significant credit risk in connection with the extension of credit to its customers.

The Company maintains its cash balances at a financial institution in Atlanta, Georgia.  The balance at this institution is insured by the Federal Deposit Insurance Corporation up to $100,000.  At December 31, 2006, the Company did not have any uninsured cash balances.

E.         Allowance for Bad Debts

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in the collection of all receivables. The estimated losses are based on managements' evaluation of outstanding accounts receivables. Allowance for bad debts was $48,247 at December 31, 2006.

F.         Property and Equipment

Property and equipment are recorded at cost.  When assets are retired or otherwise disposed of, the related cost and the accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in the statement of operations and retained earnings/deficit.  Depreciation and amortization for all classes of property and equipment are determined using the straight-line method over the estimated useful lives of the assets as follows:

Estimated Life

Furniture and fixtures	10 years
Machinery and equipment	5 years
Vehicles	5 years

Depreciation expense was $14,356 for the year ended December 31, 2006.

G.        Income Taxes

The Company recognizes income and expenses on the accrual method for financial reporting purposes and for income tax reporting purposes.

The effect of temporary differences giving rise to the deferred tax asset is as follows:

Deferred tax asset:
Net operating loss carried forward	$878,127

Deferred tax liability:
Excess of financial statement over tax basis
Of property and equipment	(3,054)

Valuation allowance for deferred tax asset	(875,073)

Net deferred tax asset	$0

There is no deferred tax asset listed in these financial statements. SFAS No. 109 specifies that a deferred tax asset is to be reduced by valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Due to the Company's current economic condition, the valuation allowance has eliminated the deferred tax asset. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required; the tax benefit of the remaining net deferred tax asset will be recognized in the future.

The Company has net operating losses to offset future taxable income of approximately $2,832,666. The carryover periods to utilize the net operating losses will expire between the years 2020 to 2026.

H.        Cash Flow Information

The Company considers for purposes of the statement of cash flows, cash equivalents including time deposits, certificates of deposit, and all highly liquid debt investments with original maturities of three months or less.

Net cash used by operating activities include cash payments for interest of $132,911.

2.         COMMON STOCK

The Company has 10,000,000 shares of $.01 par value common stock authorized, with 7,518,043 shares issued and 7,518,043 shares outstanding. The Company issued an additional 603,979 of common stock during the year ended December 31, 2006.

On May 31, 2005 the Company exercised its rights under the shareholders' agreement and acquired 760,000 shares of common stock from a major shareholder.  Under the terms of the shareholders' agreement the Company was not required to make any payment in consideration for acquisition of the 760,000 from the shareholder. It was later determined that the Company did not have the right to acquire the 760,000 shares of common stock from the major shareholder.  The stock was reissued to the major shareholder.

3.         RELATED PARTY TRANSACTIONS

The Company has the following loans from a shareholder:

An unsecured demand loan with no stated rate of interest.	$82,106

Exclusive use of a shareholder's credit card; total credit line available is $12,000; and the annual percentage rate
of interest is 29.99%.	12,180

Exclusive use of a shareholder's credit card; total credit line available is $0.00; and the annual percentage rate
of interest is 24.00%.	2,209

Exclusive use of a shareholder's line of credit; total credit line available is $0.00; and the annual percentage rate
of interest is 25.90%.	13,014

Exclusive use of a shareholder's line of credit; total credit line available is $0.00; and the annual percentage rate
of interest is 26.99%.	231

Exclusive use of a shareholder's line of credit; total credit line available is $14,600; and the annual percentage rate
of interest is 28.90%.	14,489

Exclusive use of a shareholder's line of credit; total credit line available is $5,750; and the annual percentage rate
of interest is 26.90%.	5,731

Exclusive use of a shareholder's credit card; total credit line available is $0.00; and the annual percentage rate
of interest is 30.24%.	10,856

Exclusive use of a shareholder's credit card; total credit line available is $7,100; and the annual percentage rate
of interest is 30.49%.	5,797

Total	$146,613

The Company received the following loans from an officer:

Note payable to an officer of the Company. Interest is accrued at the rate of 10% annually. The note was due on August 1,
2007. The loan balance reflects principal of $28,000 and accrued
interest of $1,787.	$29,787

Note payable to an officer on the Company. Interest is accrued at the rate of 10% annually. The note was due on August 1,
2007. The loan balance reflects principal of $32,500 and accrued
interest of $1,371.	33,871

Note payable to an officer of the Company. Interest is accrued at the rate of 10% beginning February 20, 2007.
The note was due on August 1, 2007.	5,500

$69,158

The Company leases a vehicle from a shareholder on a month to month basis.  The rent expense from this lease totaled $3,805 for the year ending December 31, 2006.

4.         NOTES PAYABLE

Notes payable consisted of the following at December 31, 2006:

Note payable to a financial institution is a $247,584 revolving line of credit. Interest is payable monthly at an annual rate of prime plus 2.00%. On December 31, 2006 the interest rate on this loan was 10.25%. As of December 31, 2006 the loan balance contained accrued interest of $1,150. The loan is collateralized by the
Company's accounts receivable, property and equipment and
the personal guaranties of three officer/shareholders and real estate owned by an officer/shareholder.
See Note 14 for additional information.	$248,734

An undocumented loan with no stated rate of interest from
a Corporation with the intention to purchase JMJ. The
Corporation was unable to complete the purchase. On
December 18, 2007 a settlement was reached with the
Corporation on payment of the loan. See Note 14 for
additional information.	199,000

Note payable to an individual. Interest is accrued at the rate of of $2.00 per day. The loan balance reflects principal of $5,000
and accrued interest of $2,999.	7,999

An undocumented loan from an individual. The original
principal balance was $35,000. Interest is accrued at the rate
of 10% annually.	24,025

Note payable to an individual. The original principal balance
was $20,000. Interest is accrued at the rate of 10% annually.	9,603

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan balance reflects principal of
$10,000 and accrued interest of $1,702.	11,702

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan reflects principal of $12,000 and
accrued interest of $6,074.	18,074

Note payable to an individual. Interest is accrued at the rate of
10% annually. The loan balance reflects principal of $75,000 and
accrued interest of $24,375.	99,375

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan balance reflects principal of
$9,038 and accrued interest of $569.	9,607

Total	$628,119

5.         CREDIT CARDS AND REVOLVING LINES OF CREDIT

Credit card from a financial institution; credit limit is $15,500;
and interest rate is 31.43%.	12,794

Credit card from a financial institution; there are no preset credit limits; and balances are required to be paid in full. This
account was turned over to a collection agency for collection.	77,283

Credit card from a financial institution; credit limit is $5,000;
and interest rate is 30.24%.	2,014

Credit card from a financial institution; credit limit is $2,900;
and interest rate is 19.56%.	3,356

Credit card from a financial institution; credit limit is $11,000;
and interest rate is 29.99%.	10,730

Credit card from a financial institution; credit limit is $8,000;
and interest rate is 32.24%.	7,987

Credit card from a financial institution; credit limit is $5,000;
and interest rate is 32.24%.	5,203

Revolving line of credit from a corporation to be utilized for purchases of computers and related equipment; credit limit
is $0.00; and interest rate is 12.99%	12,857

Revolving line of credit from a corporation to be utilized for purchases of computers and related equipment; credit limit
is $25,000; and interest rate is 16.99%.	24,408

Credit card from a financial institution; credit limit is $9,400;
and interest rate is 23.98%.	7,573

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $3,000; and
interest rate is 12.00%.	1,775

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $4,000; and
interest rate is 20.80%.	3,082

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $0.00; and
interest rate is 26.65%.	4,902

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $0.00; and
interest rate is 26.65%.	4,198

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $0.00; and
interest rate is 23.15%.	810

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $0.00; and
interest rate is 19.80%.	6,202

Credit card from a financial institution; credit limit is $0.00; and
interest rate is 16.15%.	638

Credit card from a financial institution; credit limit is $2,900; and
interest rate is 35.18%	2,787

Credit card from a financial institution; credit limit is $0.00; and
interest rate is 30.24%.	1,193

Total	$189,792

6.         ACCOUNTS RECEIVABLE - NET

Accounts receivable consisted of the following at December 31, 2006:

Accounts receivable	$308,433
Less allowance for doubtful accounts	48,247

Accounts receivable - net	$260,186

7.         PROPERTY AND EQUIPMENT - NET

Property and equipment consisted of the following at December 31, 2006:

Computer equipment	$67,509
Furniture and fixtures	544
Software	38,554

Total	106,607

Less accumulated depreciation and amortization	88,490

Property and equipment - net	$18,117

8.         COMMITMENTS

The Company subleases office space under a non-cancellable operating lease agreement which commenced on July 1, 2006 and expires on August 31, 2009. Future minimum lease payments are due as follows:

Years ending:	December 31, 2007	$113,768
	December 31, 2008	113,768
	December 31, 2009	75,845

Total		$303,381

9.         CONTINGENCIES

The Company was a defendant in 2005 and early 2006 in two related lawsuits seeking disclosure of financial information by shareholders. Both lawsuits were voluntarily dismissed by the plaintiffs without prejudice in February of 2006.

On June 2, 2006 the Company filed a voluntary petition under chapter 11 of the United States Bankruptcy Code with the Court. The petition was filed to assist the Company with negotiating a payment plan with the Internal Revenue Service. After filing the petition the Internal Revenue Service agreed to an installment repayment plan.  The Company then obtained the dismissal of the bankruptcy case on June 27, 2006.  The Company made five $15,000 payments during 2006 to the Internal Revenue Service and four $15,000 payments during the first seven months of 2007. The Company then discontinued payments under the installment agreement.  In October of 2007 a new installment agreement was allowed by the Internal Revenue Service. The new agreement requires monthly payments of $20,000. The Company made three $20,000 payments by the end of 2007.

On June 20, 2006, the Company's landlord filed a motion with the bankruptcy court for expedited and immediate relief from the automatic stay seeking relief from the automatic  stay so that the landlord could proceed with its dispossessory proceeding in state court. The bankruptcy court granted the motion and the landlord then filed the dispossessory proceeding in the State Court of Cobb County, Georgia on June 28, 2006. The Company timely vacated the premises on June 30, 2006 pursuant to the terms of the lease and an oral agreement reached with the landlord in bankruptcy court that provided that the landlord would not seek and would forgive payment of any remaining sums due from the Company for unpaid rent after applying the security deposit if the Company timely vacated the premises. The landlord declined to provide documentation of the agreement, but has honored the agreement by not seeking approximately $16,150 in unpaid rent. The dispossessory proceeding was dismissed by the landlord voluntarily without prejudice on July 5, 2006.

Employees of the Company represent the Company in all legal matters.

10.       STOCK OPTION PLAN

In 1998, the Company instituted a stock option plan for officers, employees, directors, advisors and consultants. Statutory stock options may be awarded to all employees of the Company who owns less than 10% of the outstanding common stock. The exercise price of a statutory stock option granted is the fair market value of the common stock as of the grant date. No option shall be granted for a term in excess of ten years from the date of the grant. Statutory stock options can not be exercised until the employee has completed a year of service with the Company.

Non-statutory stock options may be awarded to non-employees who own less than 10% of the outstanding common stock of the Company. The exercise price of a non-statutory stock option granted is the fair market value of the common stock as of the grant date. No option shall be granted for a term in excess of ten years from the date of the grant. Non-statutory stock options can not be exercised until the non-employee has maintained a one year relationship with the Company.

The maximum number of shares of common stock that can be issued under the plan is 3,000,000. As of 12/31/06 2,258,509 shares of common stock had been acquired through the stock option plan.

Due to the Company's high volatility associated with going concern issues no compensation was recorded on the income statement for the issuance of options. FASB 123 (R) requires that companies must reflect as expense the fair market value of stock options used to compensate employees. Applying the lattice model it was determined that the amount of compensation expense per FASB 123 (R) was less than $1,000.

Total stock options accrued, vested and unexpired as of 12/31/05	800,221

Stock options exercised in 2006	(603,979)

Stock options that expired during 2006	(898,960)

Stock options that accrued and vested during 2006	800,691

Total stock options accrued, vested and unexpired as of 12/31/06	97,973

As of June 30, 2006, no additional options were issued under the plan.

12.       OTHER INCOME

In 2006 the Company agreed to participate in the Streamlined Sales Tax Program. This program is designed to promote compliance of sellers in filing and paying sales tax to states who have joined the program. As a result of the Company's participation in the Streamline Sales Tax Program sales tax payable was reduced by $67,343. This reduction was recognized as other income.

13.       GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $865,932 during the year ended December 31, 2006, and as of that date the Company's current liabilities exceeded its current assets by $2,871,050. These factors raise substantial doubt about its ability to continue as a going concern. Refer to Note 14 for additional information that impact the going concern issue.

14.       SUBSEQUENT EVENTS

In June of 2006, the Company entered into a Letter of Intent to be acquired by a corporation. After several extensions of the time within which the parties were to have completed the contemplated merger, JMJ refused in March, 2007 to extend further the time within which the parties were to merge. From June of 2006 through March of 2007 JMJ received loans from its intended acquirer.  In December of 2007 a settlement of loan was reached. The Company was required to pay $30,000 and assume a note for $105,164. This transaction resulted in JMJ recognizing additional income from the forgiveness of debt of $94,636.

In March of 2007, the Company entered into a Letter of Intent to be acquired by another corporation.  Following the execution of the Letter of Intent, the acquiring corporation loaned the Company approximately $100,000 through early May, 2007.  The Company and the acquiring corporation then negotiated a further loan of up to $1.25 million to the Company, but that loan was not funded.  After the Company received approval (on July 10, 2007) from its shareholders to the proposed merger with the acquiring corporation (or its subsidiary), the acquiring corporation declined to consummate the merger. In September of 2007, the acquiring corporation proposed that it purchase the assets of the Company.  The Company negotiated the terms of the asset sale and obtained the approval of its shareholders for such sale on September 30, 2007.  The sale of assets, pursuant to the Asset Purchase Agreement and accompanying documents, was made effective October 1, 2007.  In exchange for the assets of the Company, the acquiring corporation and its newly-created subsidiary agreed to tender to the Company $25,000 in cash, a promissory note (secured by 500,000 restricted shares of the acquiring corporation) in the amount of $475,000 payable over the course of 10 months; restricted shares of the common stock of the acquiring corporation equal to 12.5 percent of the total outstanding shares of the acquiring corporation as of the effective date of the purchase (which amounts to 4,862,067 shares); 1.6 million warrants redeemable at the cost of a penny per share for common shares of the acquiring corporation; and an agreement to register the shares (including the shares underlying the warrants) within 180 days of the effective date of the purchase.  Effective December 6, 2007, the Company agreed to lockup (that is, not offer for sale) its shares of the acquiring corporation for a period of 90 days following the registration of certain shares of acquiring corporation's common stock underlying the issuance of $2,225,000 in debentures to third parties, which issuance occurred effective December 6, 2007. Accordingly, the Company now expects that it may be able to offer some of the shares of the acquiring corporation for sale in or about June, 2008.

The Company disclosed the anticipated asset sale transaction to the financial institution in September of 2007 and converted its existing line of credit of $247,584 to a note due on or about April 1, 2008, which note was cosigned by acquiring corporation and secured by the personal guaranties of certain shareholders and former officers of the Company, certain real property owned by several of the same persons, and the assets of the Company.

The Company was unable to pay on August 1, 2007 the three loans listed under related party transactions as notes payable to an officer with principal amounts of $28,000, $32,500, and $5,500. The notes are continuing to accrue interest at the rate of 10% annually.

JMJ TECHNOLOGIES, INC.
REVIEWED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007

CONTENTS
Independent Auditor's Report

Financial Statements

Balance Sheet

Statement of Operations and Accumulated Deficit

Statement of Cash Flows

Notes to Financial Statements

ACCOUNTANTS' REVIEW REPORT

To the Board of Directors
JMJ Technologies, Inc.
Atlanta, Georgia

We have reviewed the accompanying balance sheet of JMJ Technologies, Inc. as of September 30, 2007 and the related statement of operations and accumulated deficit and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Atlanta, Georgia
January 9, 2008

JMJ TECHNOLOGIES, INC.
BALANCE SHEET
September 30, 2007

ASSETS

CURRENT ASSETS:
Cash	$57,733
Accounts receivable - net	252,706

Total current assets	310,439

PROPERTY AND EQUIPMENT - net	9,990

OTHER ASSETS:
Rent deposit	9,481

TOTAL	$329,910

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$226,774
Accrued rent	8,982
Accrued salaries	58,530
Accrued vacation	37,820
Customer prepayments	601,125
Credit cards and revolving lines of credit	164,469
Payroll taxes payable	1,156,333
Sales tax payable	159,292
Notes payable	773,128
Loans payable to officers	83,340
Shareholder loans	156,858

Total current liabilities	3,426,651

LONG-TERM LIABILITIES:
Accrued rent	8,233

Total long-term liabilities	8,233

SHAREHOLDERS' DEFICIT:
Common stock, $.01 par value; 10,000,000 shares
authorized; 7,616,016 shares issued and outstanding	76,160
Additional paid-in capital	1,653,800
Accumulated deficit	(4,834,934)

Total shareholders' deficit	(3,104,974)

TOTAL	$329,910

JMJ TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
For the Nine Months Ended September 30, 2007

REVENUES	$1,266,306

COST OF REVENUES	129,334

GROSS PROFIT	1,136,972

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll expense	827,687
Rent expense	86,320
Employee benefits	64,834
Penalties	46,962
Travel and entertainment	44,504
Professional fees	41,941
Utilities and communications	23,562
Office expense	15,748
Bank service charges	11,778
Conferences and tradeshows	10,210
Dues and subscriptions	9,282
Depreciation and amortization	8,128
Postage and shipping	6,367
Insurance	5,284
Education and training	4,334
Bad debt expense	3,423
Lease - van	3,269
Other taxes	1,478

Total general and administrative expenses	1,215,111

LOSS FROM OPERATIONS	(78,139)

OTHER INCOME (EXPENSE)
Interest expense	(156,765)

NET LOSS	(234,904)

ACCUMULATED DEFICIT, BEGINNING OF YEAR	(4,600,030)

ACCUMULATED DEFICIT, END OF YEAR	$(4,834,934)

JMJ TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2007

OPERATING ACTIVITIES:
Net loss	$(234,904)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation & Amortization	8,128
Changes in operating assets and liabilities:
Accounts receivable	7,479
Accounts payable	(42,443)
Bank overdraft	(25,070)
Accrued rent	(6,736)
Accrued salaries	9,100
Accrued vacation	(7,500)
Customer prepayments	147,966
Credit cards and revolving lines of credit	(25,323)
Accrued interest included in notes payable	13,739
Payroll taxes payable	40,107
Sales tax payable	16,513

NET CASH FROM OPERATING ACTIVITIES	(98,944)

INVESTING ACTIVITIES:
- 0 -

NET CASH USED BY INVESTING ACTIVITIES	- 0 -

FINANCING ACTIVITIES:
Net proceeds on shareholder loans	10,245
Net proceeds on credit cards and lines of credit	198,602
Payments on loans payable short-term	(53,150)
Proceeds from issuance of stock	980

NET CASH USED BY FINANCING ACTIVITIES	156,677

NET INCREASE IN CASH AND EQUIVALENTS	57,733

CASH AND EQUIVALENTS, BEGINNING OF YEAR	- 0 -

CASH AND EQUIVALENTS, END OF YEAR	$57,733

JMJ TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007

1.         NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A.         Nature of Business

JMJ Technologies, Inc. (the "Company") provides services to medical clients and resale suppliers throughout the United States.  The primary service provided is the development, installation and customization of medical practice management software.   This was the Company's thirteenth year of operations.

B.        Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

C.        Revenues and Cost of Revenues Recognition

The Company recognizes revenues in accordance with Statement of Position (SOP) 97-2 as amended by SOP 98-9. Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. In software arrangements that include more than one element, the Company allocates the total arrangement fee among elements based on the relative fair value of the elements.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed. If evidence or fair value does not exist for all elements of a license agreement and post customer support (PCS) is the only undelivered element, then all revenue from the license arrangement is recognized ratably over the term of the agreement as license revenue. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

D.        Concentrations of Credit Risks

The Company grants credit to its customers during the normal course of business and performs ongoing credit evaluations of its customers' financial condition.  The Company does not believe that it is exposed to any significant credit risk in connection with the extension of credit to its customers.

The Company maintains its cash balances at a financial institution in Atlanta, Georgia.  The balance at this institution is insured by the Federal Deposit Insurance Corporation up to $100,000.  At September 30, 2007, the Company did not have any uninsured cash balances.

E.         Allowance for Bad Debts

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in the collection of all receivables. The estimated losses are based on managements' evaluation of outstanding accounts receivables. Allowance for bad debts was $47,304 at September 30, 2007.

F.         Property and Equipment

Property and equipment are recorded at cost.  When assets are retired or otherwise disposed of, the related cost and the accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in the statement of operations and retained earnings/deficit.  Depreciation and amortization for all classes of property and equipment are determined using the straight-line method over the estimated useful lives of the assets as follows:

Estimated Life

Furniture and fixtures	10 years
Machinery and equipment	5 years
Vehicles	5 years

Depreciation expense was $8,128 for the nine months ended September 30, 2007.

G.        Income Taxes

The Company recognizes income and expenses on the accrual method for financial reporting purposes and for income tax reporting purposes.

The effect of temporary differences giving rise to the deferred tax asset is as follows:

Deferred tax asset:
Net operating loss carried forward	$930,237

Deferred tax liability:
Excess of financial statement over tax basis
Of property and equipment	(1,657)

Valuation allowance for deferred tax asset	(928,580)

Net deferred tax asset	$0

There is no deferred tax asset listed in these financial statements. SFAS No. 109 specifies that a deferred tax asset is to be reduced by valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Due to the Company's current economic condition, the valuation allowance has eliminated the deferred tax asset. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required; the tax benefit of the remaining net deferred tax asset will be recognized in the future.

The Company has net operating losses to offset future taxable income of approximately $3,000,766. The carryover periods to utilize the net operating losses will expire between the years 2020 to 2027.

H.        Cash Flow Information

The Company considers for purposes of the statement of cash flows, cash equivalents including time deposits, certificates of deposit, and all highly liquid debt investments with original maturities of three months or less.

Net cash used by operating activities include cash payments for interest of $76,560.

2.         COMMON STOCK

The Company has 10,000,000 shares of $.01 par value common stock authorized, with 7,616,016 shares issued and 7,616,016 shares outstanding. The Company issued an additional 97,973 of common stock during the nine months ended September 30, 2007.

3.         RELATED PARTY TRANSACTIONS

The Company has the following loans from a shareholder:

An unsecured demand loan with no stated rate of interest.	$82,106

Exclusive use of a shareholder's credit card; total credit line available is $0.00; and the annual percentage rate
of interest is 29.99%.	14,514

Exclusive use of a shareholder's credit card; total credit line available is $0.00; and the annual percentage rate
of interest is 24.00%.	3,069

Exclusive use of a shareholder's line of credit; total credit line available is $0.00; and the annual percentage rate
of interest is 25.90%.	14,403

Exclusive use of a shareholder's line of credit; total credit line available is $0.00; and the annual percentage rate
of interest is 28.90%.	18,125

Exclusive use of a shareholder's line of credit; total credit line available is $0.00; and the annual percentage rate
of interest is 26.90%.	6,638

Exclusive use of a shareholder's credit card; total credit line available is $0.00; and the annual percentage rate
of interest is 30.24%.	10,856

Exclusive use of a shareholder's credit card; total credit line available is $0.00; and the annual percentage rate
of interest is 30.49%.	7,147

Total	$156,858

The Company received the following loans from an officer:

Note payable to an officer of the Company. Interest is accrued at the rate of 10% annually. The note was due on August 1,
2007. The loan balance reflects principal of $28,000 and accrued
interest of $3,874.	$31,874

Note payable to an officer on the Company. Interest is accrued at the rate of 10% annually. The note was due on August 1,
2007. The loan balance reflects principal of $32,500 and accrued
interest of $3,793.	36,293

Note payable to an officer of the Company. Interest is accrued at the rate of 10% beginning February 20, 2007. The note was due on August 1, 2007. The loan reflects principal of $5,500
and accrued interest of $367.	5,867

An undocumented loan from an officer of the Company accruing interest at the rate of 18% annually. The loan reflects principal
of $8,301 and accrued interest of $1,005.	9,306

$83,340

The Company leases a vehicle from a shareholder on a month to month basis.  The rent expense from this lease totaled $3,269 for the nine months ended September 30, 2007.

4.         NOTES PAYABLE

Notes payable consisted of the following at September 30, 2007:

Note payable to a financial institution is a $247,584 revolving line of credit. Interest is payable monthly at an annual rate of prime plus 2.00%. On September 30, 2007 the interest rate on this loan was 10.25%. The maturity date of the loan is April 1,
2008. The loan is collateralized by the Company's accounts
receivable; property and equipment; the personal guaranties
of certain shareholders and current and former officers; real estate owned by an officer/shareholder; and a publicly traded
company.	$247,584

An undocumented loan with no stated rate of interest from
a corporation with the intention to purchase JMJ. The
corporation was unable to complete the purchase. On
December 18, 2007 a settlement was reached with the
corporation on payment of the loan. See Note 12 for
additional information.	236,800

An undocumented loan with no stated rate of interest from
a corporation who acquired the assets of JMJ in October
of 2007. See Note 12 for additional information.	100,500

Note payable to an individual. Interest is accrued at the rate of of $2.00 per day. The loan balance reflects principal of $5,000
and accrued interest of $3,546.	8,546

An undocumented loan from an individual. The original principal balance was $35,000. Interest is accrued at the rate of 10%
annually. The loan reflects principal of $24,024 and accrued
interest of $325.	24,349

Note payable to an individual. The original principal balance was $20,000. Interest is accrued at the rate of 10% annually.
The loan reflects principal of $9,603 and accrued interest of
$1,500.	11,103

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan balance reflects principal of
$10,000 and accrued interest of $2,452.	12,452

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan reflects principal of $12,000 and
accrued interest of $7,049.	19,049

Note payable to an individual. Interest is accrued at the rate of
10% annually. The loan balance reflects principal of $75,000 and
accrued interest of $27,750.	102,750

An undocumented loan from an individual. Interest is accrued at the rate of 10% annually. The loan balance reflects principal of
$9,038 and accrued interest of $957.	9,995

Total	$773,128

5.         CREDIT CARDS AND REVOLVING LINES OF CREDIT

Credit card from a financial institution; credit limit is $0.00;
and interest rate is 31.43%.	14,541

Credit card from a financial institution; there are no preset credit limits; and balances are required to be paid in full. This
account was turned over to a collection agency for collection.	57,114

Credit card from a financial institution; credit limit is $2,900;
and interest rate is 19.56%.	816

Credit card from a financial institution; credit limit is $0.00;
and interest rate is 29.99%.	12,095

Credit card from a financial institution; credit limit is $8,000;
and interest rate is 32.24%.	7,448

Credit card from a financial institution; credit limit is $5,000;
and interest rate is 32.24%.	5,300

Revolving line of credit from a corporation to be utilized for purchases of computers and related equipment; credit limit
is $0.00; and interest rate is 12.99%	13,560

Revolving line of credit from a corporation to be utilized for purchases of computers and related equipment; credit limit
is $0.00; and interest rate is 16.99%.	24,182

Credit card from a financial institution; credit limit is $0.00;
and interest rate is 23.98%.	9,412

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $0.00; and
interest rate is 12.00%.	1,439

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $0.00; and
interest rate is 20.80%.	3,488

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $0.00; and
interest rate is 26.65%.	5,822

Credit card from a corporation to be utilized for purchases at the corporation's retail locations; credit limit is $0.00; and
interest rate is 19.80%.	5,464

Credit card from a financial institution; credit limit is $0.00; and
interest rate is 35.18%	2,806

Credit card from a financial institution; credit limit is $0.00; and
interest rate is 30.24%.	981

Total	$164,469

6.         ACCOUNTS RECEIVABLE - NET

Accounts receivable consisted of the following at September 30, 2007:

Accounts receivable	$300,010
Less allowance for doubtful accounts	47,304

Accounts receivable - net	$252,706

7.         PROPERTY AND EQUIPMENT - NET

Property and equipment consisted of the following at September 30, 2007:

Computer equipment	$67,509
Furniture and fixtures	544
Software	38,554

Total	106,607
Less accumulated depreciation and amortization	96,617

Property and equipment - net	$9,990

8.         COMMITMENTS

The Company subleases office space under a non-cancellable operating lease agreement which commenced on July 1, 2006 and expires on August 31, 2009. Future minimum lease payments are due as follows:

Years ending:	December 31, 2007	$28,442
	December 31, 2008	113,768
	December 31, 2009	75,845

	Total	$218,055

9.         CONTINGENCIES

On June 2, 2006 the Company filed a voluntary petition under chapter 11 of the United States Bankruptcy Code with the Court. The petition was filed to assist the Company with negotiating a payment plan with the Internal Revenue Service. After filing the petition the Internal Revenue Service agreed to an installment repayment plan.  The Company then obtained the dismissal of the bankruptcy case on June 27, 2006.  The Company made five $15,000 payments during 2006 to the Internal Revenue Service and four $15,000 payments during the first seven months of 2007. The Company then discontinued payments under the installment agreement.  In October of 2007 a new installment agreement was allowed by the Internal Revenue Service. The new agreement requires monthly payments of $20,000. The Company made three $20,000 payments by the end of 2007.

Employees of the Company represent the Company in all legal matters.

10.       STOCK OPTION PLAN

In 1998, the Company instituted a stock option plan for officers, employees, directors, advisors and consultants. Statutory stock options may be awarded to all employees of the Company who owns less than 10% of the outstanding common stock. The exercise price of a statutory stock option granted is the fair market value of the common stock as of the grant date. No option shall be granted for a term in excess of ten years from the date of the grant. Statutory stock options can not be exercised until the employee has completed a year of service with the Company.

Non-statutory stock options may be awarded to non-employees who own less than 10% of the outstanding common stock of the Company. The exercise price of a non-statutory stock option granted is the fair market value of the common stock as of the grant date. No option shall be granted for a term in excess of ten years from the date of the grant. Non-statutory stock options can not be exercised until the non-employee has maintained a one year relationship with the Company.

The maximum number of shares of common stock that can be issued under the plan is 3,000,000. As of September 30, 2007 2,356,482 shares of common stock had been acquired through the stock option plan.

As of June 30, 2006, no additional options were issued under the plan.

Total stock options accrued, vested and unexpired as of 12/31/06	97,973

Stock options exercised during the nine months ended September 30, 2007	(97,973)

Stock options that accrued and vested during the nine months ended
September 30, 2007	0.00

Total stock options accrued, vested and unexpired as of 9/30/07	0.00

11.       GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $234,904 during the nine months ended September 30, 2007, and as of that date the Company's current liabilities exceeded its current assets by $3,104,974. These factors raise substantial doubt about its ability to continue as a going concern. Refer to Note 12 for additional information that impact the going concern issue.

12.       SUBSEQUENT EVENTS

In June of 2006, the Company entered into a Letter of Intent to be acquired by a corporation. After several extensions of the time within which the parties were to have completed the contemplated merged, JMJ refused in March, 2007 to extend further the time within which the parties were to merge. From June of 2006 through March of 2007 JMJ received loans from its intended acquirer.  In December of 2007 a settlement of loan was reached. The Company was required to pay $30,000 and assume a note for $105,164. This transaction will resulted in JMJ recognizing additional income from the forgiveness of debt of $94,636.

In March of 2007, the Company entered into a Letter of Intent to be acquired by another corporation.  Following the execution of the Letter of Intent, the acquiring corporation loaned the Company $100,500 through early May, 2007.  The Company and the acquiring corporation then negotiated a further loan of up to $1.25 million to the Company, but that loan was not funded.  After the Company received approval (on July 10, 2007) from its shareholders to the proposed merger with the acquiring corporation (or its subsidiary), the acquiring corporation declined to consummate the merger. In September of 2007, the acquiring corporation proposed that it purchase the assets of the Company.  The Company negotiated the terms of the asset sale and obtained the approval of its shareholders for such sale on September 30, 2007.  The sale of assets, pursuant to the Asset Purchase Agreement and accompanying documents, was made effective October 1, 2007.  In exchange for the assets of the Company, the acquiring corporation and its newly-created subsidiary agreed to tender to the Company $25,000 in cash, a promissory note (secured by 500,000 restricted shares of the acquiring corporation) in the amount of $475,000 payable over the course of 10 months; restricted shares of the common stock of the acquiring corporation equal to 12.5 percent of the total outstanding shares of the acquiring corporation as of the effective date of the purchase (which amounts to 4,862,067 shares); 1.6 million warrants redeemable at the cost of a penny per share for common shares of the acquiring corporation; and an agreement to register the shares (including the shares underlying the warrants) within 180 days of the effective date of the purchase.  Effective December 6, 2007, the Company agreed to lockup (that is, not offer for sale) its shares of the acquiring corporation for a period of 90 days following the registration of certain shares of acquiring corporation's common stock underlying the issuance of $2,225,000 in debentures to third parties, which issuance occurred effective December 6, 2007. Accordingly, the Company now expects that it may be able to offer some of its shares of acquiring corporation for sale in or about June, 2008.

The Company disclosed the anticipated asset sale transaction to the financial institution in September of 2007 and converted its existing line of credit of $247,584 to a note due on or about April 1, 2008, which note was cosigned by acquiring corporation and secured by the personal guaranties of certain shareholders and former officers of the Company, certain real property owned by several of the same persons, and the assets of the Company.

The Company was unable to pay on August 1, 2007 the three loans listed under related party transactions as notes payable to an officer with principal amounts of $28,000, $32,500, and $5,500. The notes are continuing to accrue interest at the rate of 10% annually.

BELLACASA PRODUCTIONS, INC.
 (a development stage company)

Table of Contents

Report of Independent Registered Public Accounting Firm

Financial Statements:

Consolidated Balance Sheet

Consolidated Statements of Operations

Consolidated Statements of Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bellacasa Productions, Inc.

            I have audited the accompanying consolidated balance sheet of Bellacasa Productions, Inc., a development stage company, (the "Company") as of December 31, 2006 and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended December 31, 2006 and 2005 and for the cumulative development stage period of February 4, 2000 through December 31, 2006. The financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

           I conducted my audits in accordance with auditing standards established by the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

            In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bellacasa Productions, Inc. as of December 31, 2006 and the results of its operations, its cash flows and changes in stockholders' equity for the years ended December 31, 2006 and 2005 and for the cumulative development stage period of February 4, 2000 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States.

            The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 13 to the financial statements, the Company has experienced net operating losses since inception totaling approximately $738,000. This raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are described in Note 13. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

            Also discussed in the notes and effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment.

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant
Orlando, Florida
April, 12, 2007

BELLACASA PRODUCTIONS, INC. AND SUBSIDIARY (a development stage company) Consolidated Balance Sheet
December 31, 2006
Assets
Current assets:
Cash	$5,822
Prepayments under product supply agreement	140,000

Total current assets	145,822

Property and equipment, net	0
Advances to related party	34,754

$180,576

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$46,980
Accrued expenses payable	20,850
Advances from stockholder	50,000

Total current liabilities	117,830

Stockholders' equity:
Preferred stock, $.0001 par value, authorized
25,000,000 shares, no shares issued and outstanding	0
Common stock, $.0001 par value
50,000,000 shares, authorized 39,479,648 shares, issued and outstanding	3,948
Additional paid-in capital	796,803
Deficit accumulated during the development stage	(738,005)

Total stockholders' equity	62,746

$180,576

See accompanying notes to financial statements.

BELLACASA PRODUCTIONS, INC.
 (a development stage company)

Consolidated Statements of Operations

		Year ended December 31, 2006		Year ended December 31, 2005	Period from February 4, 2000 (inception) through December 31, 2006

Revenue		$0		$0	$0

Costs and expenses:
General and administrative		159,213		112,790	555,673
Research and development		0		0	206,121
Depreciation		569		1,036	6,900
Interest, net of interest income		2,940		7,890	4,002

Total costs and expenses		162,722		121,716	772,696

Loss before other income and income taxes		(162,722)		(121,716)	(772,696)

Forgiveness of related party debt		0		0	34,691

Loss before income taxes		(162,722)		(121,716)	(738,005)
Income taxes		0		0	0

Deficit accumulated during development stage		$(162,722)		$(121,716)	$(738,005)

Basic and diluted loss per share	$	(NIL )	$	(NIL )

Weighted average number of shares outstanding		39,333,999		37,519,011

See accompanying notes to financial statements.

BELLACASA PRODUCTIONS, INC.
(a development stage company)

Consolidated Statement of Stockholders' Equity

	Preferred A		Preferred B		Common			Deficit Accumulated During Development Stage

	Shares	Par Value	Shares	Par Value	Shares	Common Stock Amount	Additional Paid-In Capital

Balance at February 4, 2000 (inception)	0	$0	0	$0	0	$0	$0	$0

Series A Preferred issued for cash, Feb 2000 @ $.01 per share	9,000,000	900					99,100
Contributed capital							50
Series B Preferred issued for services, Jun 2000 @ fair value - $.25 per share			108,800	11			27,189
Series B Preferred issued for cash, Sep 2000 @ $.25 per share			700,000	70			174,930
Net Loss								(154,940)

Balance at December 31, 2000	9,000,000	900	808,800	81	0	0	301,269	(154,940)

Net Loss								(39,806)

Balance at December 31, 2001	9,000,000	900	808,800	81	0	0	301,269	(194,746)

Net Loss								(111,482)

Balance at December 31, 2002	9,000,000	900	808,800	81	0	0	301,269	(306,228)

Conversion to common stock	(9,000,000)	(900)	(808,800)	(81)	9,808,800	981	0
Issued in settlement of related party amounts, Jan 2003 for actual costs @ $.03 per share					99,500	10	3,125
Shares issued in connection with stock split, Sep 2003					13,677,348	1,368	(1,368)
Net Loss								(3,921)

Balance at December 31, 2003	0	0	0	0	23,585,648	2,359	303,026	(310,149)

Shares issued for cash, Sep/Oct 2004 @ $.0375 per share					920,000	92	34,408
Shares issued in connection with stock split, Oct 2004					318,500	31	(32)
Shares issued for consulting services, Oct 2004 for fair value @ $.0375 per share					3,680,000	368	137,632
Net Loss								(143,417)

Balance at December 31, 2004	0	0	0	0	28,504,148	2,850	475,034	(453,566)

Effect of Recapitalization, Jan 2005					8,185,500	819	(89,817)
Shares issued for consulting services, Feb 2005 at fair value @ $.0375 per share					600,000	60	22,440
Shares issued for cash, May 2005 @ $.20					925,000	93	184,907
Options issued for services							21,600
Warrants issued for services							4,165
Warrants issued as loan inducement							1,765
Impact of beneficial conversion feature on debt							1,765
Net Loss								(121,716)

Balance at December 31, 2005	0	$0	0	0	38,214,648	$3,821	$621,859	$(575,283)

Shares issued for conversion of note					900,000	90	87,680
Shares issued for consulting services, Feb. 2006 at fair value @ $0.20 per share					265,000	27	52,973
Shares issued pursuant to patent agreement, Jun 2006 at fair value @ $0.10 per share					100,000	10	9,990
Fair value of services and office space, provided by officer, recorded as contributed capital							24,300

Net Loss								(162,722)

Balance at December 31, 2006	0	$0	0	$0	39,479,648	$3,948	$796,803	$738,005

See accompanying notes to financial statements.

BELLACASA PRODUCTIONS, INC.
(a development stage company)

Consolidated Statements of Cash Flows

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from February 4, 2000 (inception) through December 31, 2006

Cash flows from operating activities:
Deficit accumulated during development stage	$(162,722)	$(121,716)	$(738,005)
Adjustments to reconcile deficit accumulated during development stage to net cash used in operating activities:
Depreciation	569	1,036	6,900
Amortization of discount of note payable - related party	200	1,100	1,300
Expenses paid by issuance of common stock	47,200	22,500	295,202
Expenses paid by issuance of warrants and stock options	0	25,765	25,765
Fair value of office space provided without charge	1,800	0	1,800
Fair value of services provided without charge	22,500	0	22,500
Change in operating assets and liabilities:
Increase in prepaid expenses and other assets	(1,160)	(141,160)	(140,754)
Increase (decrease) in accounts payable and accrued expenses	(25,047)	59,891	117,464

Net cash used in operating activities	(116,660)	(152,584)	(407,828)

Cash flows from investing activities:
Purchase of equipment	0	0	(6,900)
Advance to affiliate	0	0)	(30,000)

Net cash used in investing activities	0	0	(36,900)

Cash flows from financing activities:
Proceeds from issuance of common stock	0	185,000	219,550
Proceeds from issuance of preferred stock	0	0	175,000
Advances from related parties	0	90,000	129,500
Repayment of related party loans	0	0	(73,500)

Net cash generated by financing activities	0	275,000	450,550

Change in cash	(116,660)	122,416	5,822

Cash at beginning of period	122,482	66	0

Cash at end of period	$5,822	$122,482	$5,822

See accompanying notes to financial statements.

BELLACASA PRODUCTIONS, INC.
 (a development stage company)

 Notes to Consolidated Financial Statements
 Year Ended December 31, 2006

Note 1 - Organization

              Aquamer, Inc. ("Aquamer") was formed as a Delaware corporation on February 4, 2000, for the purpose of developing medical products, using water-based tissue-bulking technology, for the fields of dermatology, gastroenterology and urology.

              On January 26, 2005, pursuant to a stock purchase agreement and share exchange among Bellacasa Productions, Inc. ("Bellacasa" or the "Company"), Aquamer, and the shareholders of Aquamer, Bellacasa purchased all of the outstanding shares of Aquamer through the issuance of 28,504,148 shares of Bellacasa common stock directly to the Aquamer shareholders. Pursuant to the agreement, Aquamer became a wholly owned subsidiary of the Company. As a result of the agreement, the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (Aquamer, Inc.).

              Accordingly, the financial statements included in the post merger filing are those of the accounting acquirer (Aquamer, Inc.) for all historical periods and are combined to include the operating results and cash flows of the accounting acquiree (Bellacasa Productions, Inc.) after January 26, 2005.

              Bellacasa Productions, Inc., a Nevada corporation, ("Bellacasa" or the "Company") was incorporated on July 28, 1998 for the purpose of operating in the entertainment industry, specifically in connection with the production and distribution of motion pictures.

Note 2 - Basis of Presentation

              The financial statements have been presented in a "development stage" format. Since inception, the primary activities of Bellacasa Productions, Inc. ("Bellacasa" or the "Company") have consisted primarily of organizational and equity fund raising activities. The Company and its subsidiary have not commenced principal revenue producing activities.

Principles of Consolidation

              The financial statements included in the post merger filing are those of the accounting acquirer (Aquamer, Inc.) for all historical periods and are combined to include the operating results and cash flows of the accounting acquiree (Bellacasa Productions, Inc.) after January 26, 2005.

              All significant inter-company balances and transactions have been eliminated in consolidation including a pre-acquisition loan from Aquamer to Bellacasa in the amount of $30,000.

Note 3 - Summary of Significant Accounting Policies

              Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

              Cash and Cash Equivalents: For financial statement presentation purposes, those short-term, highly liquid investments with original maturities of three months or less are considered to be cash or cash equivalents.

              Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place. Depreciation expense was $569 and $1,036 for fiscal years 2006 and 2005, respectively.

              Valuation of Long-lived Assets: The recoverability of long-lived assets, including equipment, goodwill and other intangible assets, is reviewed when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

              Fair Value of Financial Instruments: Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's notes payable is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying value approximates the fair value of the notes payable.

              Stock Based Compensation:

              On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 123R, "Share-Based Payment" ("SFAS 123(R)"), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

              Prior to January 1, 2006, the Company accounted for its stock-based compensation plans under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations, and would typically recognize no compensation expense for stock option grants if options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

              The Company adopted SFAS 123(R) using the "modified prospective" method, which results in no restatement of prior period amounts. Under this method, the provisions of SFAS 123(R) apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. The Company calculates the fair value of options using a Black-Scholes option pricing model. There are currently no outstanding options subject to future vesting, therefore, no charge is required for the year ended December 31 , 2006. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, SFAS 123(R) required a modification to the Company's calculation of the dilutive effect of stock option awards on earnings per share. For companies that adopt SFAS 123(R) using the "modified prospective" method, disclosure of pro forma information for periods prior to adoption must continue to be made.

              Earnings per Common Share:

              Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share assumes that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly.

              It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds the exercise price, less shares which could have been purchased by the Company with the related proceeds. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any additional potential shares outstanding would be anti-dilutive. If the Company had generated earnings during the year ended December 31, 2006, it would have added 75,000 common equivalent shares to the weighted average shares outstanding (412,500 in the year ended December 31, 2005) to compute the diluted weighted average shares outstanding. The impact of options and warrants to purchase 865,000 shares was not included in the computation of diluted earnings per share at December 31, 2006, because the exercise prices of these options and warrants were greater than the average share price during the measurement period.

              Accounting for Obligations and Instruments Potentially to be Settled in the Company's own Stock: The Company accounts for obligations and instruments potentially to be settled in the Company's stock in accordance with EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company's Own Stock." This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's own stock.

              Under EITF Issue No. 00-19 contracts are initially classified as equity or as either assets or liabilities, in the following situations:

              Equity
              · Contracts that require physical settlement or net-share settlement; and
              · Contracts that give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement), assuming that all the criteria for equity classification have been met.

              Assets or Liabilities
              · Contracts that require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company); and
              · Contracts that give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

              All contracts are initially measured at fair value and subsequently accounted for based on the current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and discloses these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

              In accordance with EITF Issue No. 00-19, a transaction which includes a potential for net-cash settlement, including liquidated damages, requires that derivative financial instruments, including warrants and additional investment rights, initially be recorded at fair value as an asset or liability and subsequent changes in fair value be reflected in the statement of operations. The recorded value of the liability for such derivatives can fluctuate significantly based on fluctuations in the market value of the underlying common stock of the issuer of the derivative instruments, as well as in the volatility of the stock price during the term used for observation and the remaining term.

              Warrant Derivative Liabilities

              The Company accounts for warrants issued in connection with financing arrangements in accordance with EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." Pursuant to EITF Issue No. 00-19, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as a derivative liability. The fair value of warrants classified as derivative liabilities is adjusted for changes in fair value at each reporting period, and the corresponding non-cash gain or loss is recorded in current period earnings

Selected Recent Accounting Pronouncements

              In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors' requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect that the adoption of SFAS 157 will have on its results of operations and financial condition and are not yet in a position to determine such effects.

              In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company's consolidated financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending December 31, 2006. The Company is currently evaluating the effect that the adoption of SFAS 108 will have on its results of operations and financial condition.

              In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109 ("FIN 48"), which clarifies the accounting for uncertain tax positions. This Interpretation allows the tax effects from an uncertain tax position to be recognized in the Company's financial statements if the position is more likely than not to be sustained upon audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial statements.

              In May 2006, the FASB issued "SFAS No. 154", "Accounting Changes and Error Corrections", which replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS No. 154 changes the requirements for the accounting and reporting of a change in an accounting principle. SFAS No. 154 requires retrospective application for voluntary changes in an accounting principle unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2006. The Company adopted SFAS No. 154 on January 1, 2006 with no expected material effect on its financial statements.

Note 4 - Income Taxes

              The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

              Deferred income taxes are recorded in accordance with SFAS No. 109, "Accounting for Income Taxes," or SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of net deferred tax assets is dependent upon the Company generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carry-forwards.

              Management has determined it more likely than not that these timing differences will not materialize and has provided a valuation allowance against substantially all of the net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If the assessment of the deferred tax assets or the corresponding valuation allowance were to change, then the related adjustment to income would be recorded during the period in which the determination was made. The tax rate may also vary based on the Company's results and the mix of income or loss in domestic and foreign tax jurisdictions in which the Company operates.

              In addition, the calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on its estimate of whether, and to the extent to which, additional taxes will be due. If it is ultimately determined that payment of these amounts is unnecessary, the liability will be reversed and a tax benefit will be recognized during the period in which it is determined that the liability is no longer necessary. An additional charge will be recorded in the provision for taxes in the period in which it is determined that the recorded tax liability is less than the ultimate assessment is expected to be.

              The Company has approximately $900,000 in net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2026. The Company has adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. Management has determined that it more likely than not that the net operating loss carry-forwards will not be utilized; therefore a valuation allowance against the related deferred tax asset has been provided. A summary of the deferred tax asset as of December 31, 2005, and December 31, 2006, is as follows:

	2006	2005

The provision (benefit) for income taxes consists of the following:
Currently payable:
Federal	$0	$0
State	0	0

Total currently payable	0	0

Deferred:
Federal	53,000	39,000
State	8,000	6,000

Total deferred	61,000	45,000
Less decrease (increase) in allowance	(61,000)	(45,000)

Net deferred	0	0

Total income tax provision (benefit)	$0	$0

	2006	2005

Individual components of deferred taxes are as follows:
Deferred tax asset arising from net operating loss carry forwards	$203,000	$142,000

Individual components of deferred tax allowance are as follows:
Deferred tax asset arising from net operating loss carry forwards	(203,000)	(142,000)

Net deferred income taxes	$0	$0

Note 5 - Prepayments under Product Supply Agreement

              Pursuant to a product supply agreement entered into by Aquamer in October 1999, the Company, in July 2005, prepaid $90,000 for the purchase of hydrogel product, based on poly-N-vinylpyrrolidone, as specified in certain U.S. Patents. In December 2005, the Company also paid $20,000 and recorded $30,000 as an account payable, which was paid in January 2006, for additional prepayment under the product supply agreement, which mandates minimum purchases of $50,000 per year.  The $110,000 cash payments and $30,000 additional billing satisfied the Company's purchase obligations for 2003, 2004 and 2005. No date has been set for the manufacturing of the product or delivery of the product to the Company.

              The Company plans to use the prepaid product under this Agreement to pursue the development of its medical devices. As of December 31, 2007, or sooner, if a triggering event occurs that has impaired the carrying value of the asset, the Company will make a determination regarding whether there has been an asset impairment. As of December 31, 2006, the board of directors and shareholders of the Company had approved the spin-off of its Aquamer, Inc. subsidiary as an independent reporting public company that plans to actively pursue the development, testing and marketing of its medical products.  The Company determined that as of December 31, 2006, there had been no impairment of value because it had not had sufficient time, as a public company to arrange for financing; and there had been no triggering event which would require a reduction of carrying value of the asset. Such triggering events may include the determination of the inability of Aquamer, as an independent company, to raise sufficient capital; a foreseen delay in raising such capital; the inability of the manufacturer to deliver the product; or the decision of Aquamer, as an independent company, to not proceed with clinical trials; or elects to change its business plan.

Note 6 - Advances to Related Parties

              The Company is the holder of a note receivable from the Company's director and former president for $29,000, which bears interest at 4% per annum. At December 31, 2006, the total balance outstanding including accrued interest of $5,654 was $34,654. Interest for the years ended December 31, 2006 and December 31, 2005 was $1,160 and $1,160, respectively.

Note 7 - Property and Equipment

              Property and equipment consists of the following:

	December 31, 2006	December 31, 2005

Equipment	$6,900	$6,900
Less accumulated depreciation	(6,900)	(6,331)

	$0	$569

Note 8 - Advances from Stockholder

              In December 2001, a stockholder advanced $50,000 to the Company, which bears interest at 6% and is due and payable on demand. As of December 31, 2006, interest in the amount of $15,000 has been accrued, including $3,000 in the year ended December 31, 2006 and $3,000 in the year ended December 31, 2005.

Note 9 - Convertible Note Payable - Related Party

              In July, 2005, the Company issued, to a related party, an unsecured convertible note, with warrants attached, in the principal amount of $90,000 for $90,000 cash.  The note proceeds were used for prepayments under a product supply agreement described above in Note 5 - Prepayments under Product Supply Agreement.  The note had a maturity date of January 15, 2007 and provided for interest at 12% per annum, payable semi-annually.

              The note provided for conversion into the Company's common stock, at the holder's option, at the lesser of $0.10 per share or the average of the two highest bids for the Company's common stock for the five days prior to conversion. The attached warrants are described below, in Note 10 - Stockholders' Equity - Warrants Issued with Convertible Note.

              Pursuant to the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27"Application of Issue No. 98-5 to Certain Convertible Instruments,"  the issuance of the $90,000 note and detachable warrants resulted in a discount being recorded in the amount of $3,530 from the beneficial conversion feature and relative fair value of the warrants, as determined using an appropriate valuation model, and is being amortized over the term of the $90,000 note. From the date of issuance through January 31, 2006, the Company amortized $1,300 ($1,100 in 2006 and $200 in 2005) of the discount to interest expense.  The beneficial conversion feature in the amount of $1,765 was credited to Stockholders' equity - Additional paid-in capital at the date of issuance of the note payable.

              The note and warrants were restricted as to transferability. The Company relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the securities. The holder of the note and warrants may include the securities as part of any future registration statement of the Company under "piggy-back" registration rights.

Note 10 - Stockholders' Equity

              Capital Structure

              The Company is authorized by its Articles of Incorporation to issue 50,000,000 shares of common stock with a par value of $0.0001 and 25,000,000 shares of preferred stock. As of December 31, 2006, there were 39,479,648 shares of common stock that were issued and outstanding. There were no preferred shares issued as of that date.

              Stock Issued in Exchange for Aquamer

              On January 26, 2005, the Company issued 28,504,148 shares of common stock, which are restricted as to transferability, to the former shareholders of Aquamer, Inc. on the basis of one share of Bellacasa common stock for each share of Aquamer capital stock. The Company relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the securities.

              Stock Issued for Cash

              In May and June 2005, the Company issued a total of 100,000 shares of common stock, which are restricted as to transferability, for $20,000 or $0.20 per share. The Company relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the securities.

              In September 2005, the Company issued a total of 825,000 shares of common stock, which are restricted as to transferability, for $165,000, or $0.20 per share. The shares were sold as part of a private placement to accredited investors in reliance on Rule 506 promulgated under Section 4(2) of the Securities Act of 1933.

              On February 26, 2005, the Company issued 600,000 shares of Common Stock for services rendered.  The shares, which are restricted as to transferability, were valued at $22,500, or $0.0375 per share, which was representative of the approximate market value at the date of issuance.

              On February 1, 2006, the Company issued 85,000 shares of Common Stock as partial compensation for consulting services pursuant to a five-month agreement ending March 31, 2006. The shares, which are restricted as to transferability, were valued at $17,000, or $0.20 per share, which was representative of the approximate market value at the date of issuance. Of the total expense, $6,800 was charged in the year ended December 31, 2005 and $10,200 in the quarter ended March 31, 2006.

              Also on February 1, 2006, the Company issued 180,000 shares of Common Stock as partial compensation for consulting services pursuant to a one-year agreement ending September 30, 2006. The shares, which are restricted as to transferability, were valued at $36,000, or $0.20 per share, which was representative of the approximate market value at the date of issuance. Of the total expense, $9,000 was charged to expense in the year ended December 31, 2005; $9,000 in the quarter ended March 31, 2006; $9,000 in the quarter ended June 30, 2006 and $9,000 in the quarter ended September 30, 2006.

            The Company relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the above detailed securities.

            Stock Issued pursuant to Patent Agreement

            On June 14, 2006, the Company issued 100,000 shares of Common Stock to Partners in Biomaterials, Inc. in connection with the amendment and restatement of the Supply Agreement and Patent Agreement, each between Aquamer and Partners in Biomaterials, Inc. The shares, which are restricted as to transferability, were valued at $10,000, or $0.10 per share, which was representative of the approximate market value at the date of issuance.

            The Company relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the above detailed securities.

            Services and Facilities Provided by Related Parties as Additional Paid-in Capital

            The Company's former president and current president provided, without cost to the Company, their services, valued at $2,500 per month, which totaled $22,500 for the year ended December 31, 2006; and $22,500 from inception to December 31, 2006. A related party and the current president also provided, without cost to the Company, office space valued at $200 per month, which totaled $1,800 for the year ended December 31, 2006; and $1,800 from inception to December 31, 2006. The total of these expenses, $24,300 was reflected in the statements of operations as general and administrative expenses with a corresponding contribution of additional paid-in capital.

            Warrants - Issued with Convertible Note

            In connection with the issuance of the Convertible Note Payable, described above in Note 8 - Convertible Note Payable - Related Party, the Company issued to the purchaser of the note 18-month warrants to purchase 180,000 shares of the Company's common stock at an exercise price of $0.10 per share. The expiration date of the warrants is January 15, 2007. The Company relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the warrants. The warrant holder is entitled to certain "piggy-back" registration rights. At the date of issuance, the fair value of the warrants, $1,765, was credited to Stockholders' equity - Additional paid-in capital.   The warrants expired on January 15, 2007.

            Warrants - Issued for Services

            Pursuant to the terms of a consultancy agreement that was effective November 2005, the Company issued three-year warrants to purchase 85,000 shares of the Company's common stock at $0.30 per share. At the date of issuance, the fair value of the warrants, $4,165 was charged to expense and credited to Stockholders' equity - Additional paid-in capital.   The warrants are restricted as to transferability. The Company relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the warrants.

            For valuing the warrants issued with the convertible note and the warrants issued for services, the Company uses the Black-Scholes option pricing model with the following assumptions.

Table of Key Assumptions
Year	Interest Rate	Dividend Yield	Expected Volatility	Expected Life

2005	4.0%	0.0%	50.0%	3-5 years.
2006	5.0%	0.0%	50.0%	n/a.

Note 11 - Stock Option Plan

              In July 1998, the Company adopted the Bellacasa Productions, Inc. 1998 Stock Option Plan (the "Plan").  The Plan provides for the issuance of up to 1,000,000 shares for options over a ten-year period.  Under provisions of the Plan, the purchase price for a share of stock subject to the options shall not be less then 100% of the fair market value of the stock at the date of grant.  In February 2005, stock options to purchase 50,000 and 400,000 shares of common stock for a total of 450,000 were granted with an expiration date of February 2010 and an exercise price of $0.15 per share.  In April 2005, a director, in connection with his resignation, returned to the Company the stock option for 50,000 shares. On October 1, 2005, an additional 200,000 stock options were granted with an expiration date of February 2010 and an exercise price of $0.20 per share. At the respective dates of issuance, the fair value of the 600,000 stock options, which totaled $21,600 was charged to expense and credited to Stockholders' equity - Additional paid-in capital.   As of December 31, 2006, no other stock options had been granted and the total of stock options outstanding was 600,000.

Note 12 - Commitments

              The Company has entered into the following agreements:

              Amended and Restated Aquamer, Inc. Product Supply Agreement (the "Amended Supply Agreement"), effective March 31, 2006, between Aquamer and Partners in Biomaterials, Inc.  This agreement obligates Aquamer to minimum annual purchases of $50,000.  The Amended Supply Agreement extends the termination date to February 2031 unless Aquamer fails to secure FDA approval of its devices in which case the termination date may be in February 2012.

              Consulting agreement with Stuart Hamill, effective October 1, 2005, for a one-year term subject to month-to-month renewals for services related to securing regulatory approval for marketing the Company's products. Compensation is 15,000 shares of the Company's common stock per month for a total of 180,000 shares; stock options to acquire 150,000 shares of the Company's common stock; and 150,000 shares of the Company's stock upon achieving certain milestones.

              Consulting agreement with Arnold & Associates, LLC, effective October 31, 2005, for a five-month term for services related to recommending capital raising strategies. Compensation is 17,000 shares of the Company's common stock per month for a total of 85,000 shares; and 85,000 three-year warrants to acquire the Company's common stock at $0.30 per share.

Note 13 - Going Concern

              The Company's financial statements have been presented on a going concern basis, which contemplates the realization and the satisfaction of liabilities in the normal course of business.  The liquidity of the Company has been adversely affected by losses since inception of the Successor Company of approximately $738,000, which raises substantial doubt about the Company's ability to continue as a going concern without additional capital contributions and/or achieving profitable operations.

              Management's plans are to spin-off its wholly owned subsidiary, Aquamer to the Company's shareholders; to complete a reverse merger; to raise additional capital either in the form of common stock or convertible securities. It expects that Aquamer, as a newly independent public company will attempt to raise capital to continue research and development and pursue clinical trials to obtain necessary approvals to market its products. There can be no assurance, however, that the Company or its subsidiary will be successful in accomplishing their objectives.

Note 14 - Subsequent Events

            In March 2007, the Company distributed to its shareholders all of the issued and outstanding stock of its wholly owned subsidiary, Aquamer, Inc. The distribution was made on a pro-rata basis, .721996 shares of Aquamer for each one share of the Company's common stock owned on the record date, February 2, 2007.

            Also in March 2007, the Company completed a reverse merger with WiFiMed, Inc; changed its  name to WiFiMed Holdings Company, Inc;  effected a 1-for-ten reverse split of the Company's common stock; and increased the authorized shares of common stock to 75,000,000.

WiFiMED HOLDINGS COMPANY, INC.

Interim Financial Statements for Nine Months Ended September 30, 2007

Consolidated Condensed Financial Statements
Condensed Consolidated Balance Sheet – September 30, 2007 (Unaudited)
Condensed Consolidated Statements of Operations for the Three Months and Nine Months Ended September 30, 2007 and 2006 (Unaudited)
Condensed Consolidated Statements of Cash Flows for the Three Months and Nine Months Ended September 30, 2007 and 2006 (Unaudited)
Notes to Condensed Consolidated Financial Statements (Unaudited)

WiFiMed Holdings Company, Inc.
Consolidated Balance Sheet
(Unaudited)

September 30,
2007

ASSETS
Cash	$0
Accounts receivable, net	360,237
Notes receivable	105,359
Deferred cost of revenue	85,365
Prepaid expenses	21,531

Total current assets	572,492

Fixed assets	98,611
Accumulated depreciation	(51,776)

Fixed assets, net	46,835

$619,327

LIABILITIES
Accounts payable	$704,835
Credit cards payable	22,317
Accrued expenses	166,162
Deferred revenue	444,635
Bank line of credit	120,300
Loans and notes payable	225,000
Loans and notes payable to officer	38,000
Loans and notes payable to shareholder	67,252
Payroll payable	224,542
Payroll payable to officer	63,865
Capital lease - current portion	7,204

Total current liabilities	2,084,112

Capital lease - noncurrent portion	12,175

STOCKHOLDERS' DEFICIENCY
Common stock, par value $0.0001	2,502
75,000,000 shares authorized
25,018,767 shares issued and outstanding
Additional paid in capital	4,686,205
Retained deficit	(6,165,667)

Total stockholders' deficiency	(1,476,960)

$619,327

The accompanying notes are an integral part of these financial statements.

WiFiMed Holdings Company, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,

	2007	2006	2007	2006

Revenue	$0	$0	$0	$0
Cost of revenue	3,850	(49)	6,766	36

Gross margin	(3,850)	49	(6,766)	(36)

General & administrative expenses	559,230	384,494	1,785,897	845,588
Depreciation	4,582	4,868	14,955	10,968
Research & development expenses	38,850	72,000	179,559	153,550
Rent expense	875	5,845	1,838	17,586

Total operating expenses	603,537	467,207	1,982,249	1,027,692

Loss from operations	(607,387)	(467,158)	(1,989,015)	(1,027,728)

Interest income	2,568	0	4,858	0
Other expense	0	0	0	(9,024)
Interest expense	(7,283)	(9,523)	(26,194)	(21,206)

Net loss	$(612,102)	$(476,681)	$(2,010,351)	$(1,057,958)

Basic net loss per common share	$(0.02)	$(0.06)	$(0.09)	$(0.14)
Basic weighted average number of common shares	24,941,383	8,396,203	22,836,886	7,476,999
Diluted net loss per common share	$(0.02)	$(0.06)	$(0.09)	$(0.14)
Diluted weighted average number of common shares outstanding	24,941,383	8,396,203	22,836,886	7,476,999

The accompanying notes are an integral part of these financial statements.

WiFiMed Holdings Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,

	2007	2006

Operations:
Net loss	$(2,010,351)	$(1,057,958)
Adjustments to net income:
Depreciation	14,955	10,968
Deferred compensation - stock options and warrants	211,530	26,010
Changes in assets & liabilities
Deferred cost of revenue	(47,635)	0
Prepaid expenses	3,307	(9,418)
Accounts payable	304,746	87,400
Credit cards payable	(318)	4,221
Accrued expenses	(19,757)	(20,242)
Payroll payable	204,542	44,058
Payroll payable to officer	32,615	0

Net cash used in operating activities	(1,306,366)	(914,961)

Investing:
Advance on note receivable	(100,500)	0
Purchase of fixed assets	(23,174)	(11,170)

Net cash used in investing activities	(123,674)	(11,170)

Financing:
Net proceeds from issuance of loans	511,800	40,000
Net proceeds from issuance of loans to officer	0	208,807
Net proceeds from issuance of bank loans	19	3,329
Net proceeds from capital lease	16,222	0
Net proceeds from issuance of common stock	902,000	275,000
Net proceeds from issuance of Series B preferred stock	0	385,177

Net cash provided by financing activities	1,430,041	912,313

Change in cash	0	(13,818)

Cash at beginning of period	0	13,818

Cash at end of period	$0	$0

Supplemental disclosures:
Interest paid	0	1,553
Taxes paid	0	0

Non-cash investing and financing activities:
Conversion of loans and notes to stock	313,800	95,000
Conversion of loans and notes from officer to stock	0	89,080
Issuance of Series B stock for services	0	11,799
Forgiveness of compensation to officer	0	315,000

The accompanying notes are an integral part of these financial statements.

WiFiMed Holdings Company, Inc.
Notes to Consolidated Financial Statements
September 30, 2007

1. Description of Business and Summary of Significant Accounting Policies

Business

We provide applications and solutions to manage the Patient Workflow Process (PWP).  Our proprietary solution is the first physician-centric application that meets physician demands for usability, mobility, and affordability.  It is a fully featured, intuitive, tablet-based system that enables physicians to document the entire physician-patient encounter while reducing practice overhead and improving care.  Our solution meets HIPAA requirements and easily and securely integrates with existing Practice Management (PM), lab and other office systems.

The Company was previously in the development stage. Development activities have ceased and planned principal operations have commenced. The Company generates revenues in the form of software license fees, hosting subscription fees, implementation fees from customization and integration services related to its software licensing and hosting arrangements, as well as fees from the sale of equipment.  The Company has experienced operating losses since its inception. Additional operating losses are anticipated for the foreseeable future as the Company builds its revenue base while expanding its operations, sales and marketing activities, and product technology development.

The Company was formed as a limited liability corporation in Georgia during November 2002. During December 2004 WiFiMed, Inc. was formed as a Delaware C-Corporation.  The companies were not formally merged until May 2006.

WiFiMed, Inc. merged with Bellacasa Productions, Inc. in March 2007.  The merger transaction was accounted for as a reverse merger with WiFiMed being deemed the acquiring entity for financial accounting purposes.  The combined company was subsequently renamed WiFiMed Holdings Company, Inc. Thus, the historical financial statements of the Company prior to the effective date of the Bellacasa merger have been restated to be those of WiFiMed.

Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") for interim financial information and the general instructions to Form 10-QSB. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. These interim financial statements should be read in conjunction with our audited financial statements and notes thereto included in our annual report for the fiscal year ended December 31, 2006. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007 or any future period.

The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of WiFiMed Holdings Company, Inc. and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.  Management makes estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Actual results could differ from those estimates.

2. Stock-based employee compensation

WiFiMed has a stock option plan under which employees, consultants, and other advisors may be issued options to purchase the common stock of the Company.  The plan is administered by the Board of Directors or a committee thereof.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for options granted during the nine months ended September 30, 2007: dividend yield of 0%; expected volatility of 12%; risk-free interest rate of between 4.59% and 5.14%; and an expected life of 3 years.

The following table summarizes stock option activity for the nine months ended September 30, 2007:

		Weighted	Weighted
		Average	Average
		Exercise	Fair
	Shares	Price	Value

Outstanding at December 31, 2006	4,678,498	$0.35	0.05

Granted	54,402	1.35
Exercised	0
Canceled or expired	(1,468,831)	0.46

Outstanding at September 30, 2007	3,264,069	$0.31	0.06

Exercisable	1,441,630

As of September 30, 2007 there was $205,577 of total unrecognized compensation cost related to non-vested share-based compensation arrangements related to stock options granted.

The following table summarizes warrant activity for the nine months ended September 30, 2007:

		Weighted	Weighted
		Average	Average
		Exercise	Fair
	Shares	Price	Value

Outstanding at December 31, 2006	271,921	$0.46	0.07

Granted	2,410,572	1.01	0.52
Exercised	0
Canceled or expired	0

Outstanding at September 30, 2007	2,682,493	$0.95	0.48

Exercisable	2,682,493

3. Net loss per common share

Net loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share." We compute basic net loss per share by dividing net income or loss by the weighted average number of common shares outstanding for each period. Diluted net loss per share is based upon the addition of the effect of common stock equivalents (stock options and warrants) to the denominator of the basic net loss per share calculation using the treasury stock method, if their effect is dilutive. Diluted earnings per share is the same as basic earnings per share for all of the periods presented since the effect of the conversion of preferred stock, stock options and warrants would have an anti-dilutive effect on earnings per share.  The computation of net loss per share for the nine months ended September 30, 2007 is as follows:

Nine Months Ended September 30, 2007

Net loss	$2,010,351
Weighted average common shares outstanding – basic	22,836,886
Weighted average common share equivalents (stock options and warrants)	0

Weighted average common shares outstanding – diluted	22,836,886
Net loss per share:
Basic	$(0.09)
Diluted	$(0.09)

4.  Mergers and Acquisitions

Effective March 6, 2007, we completed merger with Bellacasa Productions whereby we merged with a subsidiary of Bellacasa with WiFiMed remaining as the surviving corporation and a wholly owned subsidiary of the Bellacasa.  Bellacasa subsequently changed its name to WiFiMed Holdings Company, Inc.  In exchange for all of the outstanding shares of WiFiMed, Inc. common stock, holders of WiFiMed, Inc. common stock received approximately 17,944,680 shares, options and warrants of the Company representing approximately 86% of the outstanding shares of the Company on a fully diluted basis after giving effect to the merger and the reverse stock split discussed herein.

On March 26, 2007 we entered into a letter of intent to acquire 100% of the stock of JMJ Technologies, Inc. in exchange for stock of WiFiMed plus the assumption of certain liabilities of JMJ.  The acquisition is subject to due diligence and other conditions.  As part of the letter of intent we agreed to provide bridge financing to JMJ until closing of the transaction in the form of a secured promissory note.  The balance outstanding on the note at September 30, 2007 was $105,359.

5.  Income Taxes

At September 30, 2007 the entire deferred tax asset balance was reserved and no provision for income taxes had been reflected for the year then ended.

In periodically assessing our ability to realize our deferred tax assets, management considers whether it is more likely than not that some portion or all of our deferred tax assets will be realized. Management analyzes several factors including the amount and timing of the scheduled expiration and reversals of our net operating loss carry forwards (NOLs) and deferred tax items, respectively, as well as potential generation of future taxable income over the periods for which the NOLs are applicable. Certain estimates used in this analysis are based on the current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. Although we believe the expectations reflected in these estimates are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.

6.  Litigation

The Company currently is involved in litigation with a former employee who claims to be owed unpaid compensation, benefits and separation payments.  The Company is also involved in litigation with the holders of the Company's promissory notes who have demanded repayment thereon.

The Company is subject to a variety of other claims and suits that arise from time to time in the ordinary course of our business. Although management currently believes that resolving claims, individually or in aggregate, will not have a material adverse impact on the Company's financial position, its results of operations, or its cash flows, these matters are subject to inherent uncertainties and management's view of these matters may change in the future.

7.  Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported a net loss of approximately $2.0 million for the nine months ending September 30, 2007.  As a result, there is an accumulated deficit of approximately $6.2 million at September 30, 2007.

The Company's continued existence is dependent upon its ability to raise capital and/or to successfully market and sell its products.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

8. Subsequent Events

Acquisition of Assets of JMJ Technologies

Effective October 2007, EncounterPRO Healthcare Resources, Inc. ("EncounterPro"), a newly formed wholly owned subsidiary of the Company, completed the acquisition of substantially all of the assets of JMJ Technologies, Inc. ("JMJ").  The Asset Purchase Agreement replaces a previous agreement that provided for the purchase of the outstanding stock of JMJ rather than its assets.

Change in Directors and Officers

Effective October 2007 Jeffrey Simon, the Company's President, Chief Executive Officer, Acting Chief Financial Officer and member of the Board of Directors, resigned.  Gregory Vacca, former President and Chief Executive Officer of JMJ, was appointed the Company's President, Chief Executive Officer, Acting Chief Financial Officer and member of the Board of Directors.

Letter of Intent to Acquire CyberMedx

During November 2007 the Company signed a letter of intent to acquire CyberMedx Medical Systems, Inc. ("CyberMedx").  CyberMedx has developed the InteleNettTM family of wireless patient data management products for the hospital industry and the STATusTM Electronic Medical Data Exchange family of Internet-based telemonitoring device data management products for the home care and nursing home industries. These systems increase productivity, reduce cost, improve efficiency, and extend the operational life expectancy of existing patient monitoring and therapy delivery devices.  The transaction is expected to close in late 2007.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date

25,875,000 Shares of Common Stock

WIFIMED HOLDINGS COMPANY, INC.

_______ __, 2008

Through and including __________, 2008, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

1.) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3). To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

1). Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2).  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3).  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation at Section 6 provides that the Corporation has accepted a provision eliminating or limiting the personal liability of directors, officers, or stockholders for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for (a) Acts or omissions involving intentional misconduct, fraud, or knowing violation of law; or (b) the payments of distributions in violation of Nevada Revised Statute 78.300.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 25.  Other Expenses of Issuance and Distribution

SEC Registration Fee	$813.51
Printing and Photocopy Expenses	1,000.00
Legal Fees and Expenses	35,000.00
State Securities Qualification Fees and Expenses	5,000.00
Accounting and Auditing Fees and Expenses	10,000.00
Miscellaneous, including postage, courier, long distance telephone, etc.	3,186.49

Total	$55,000.00

Item 26.  Recent Sales of Unregistered Securities

1.             On November 30, 2007, three institutional investors: Enable Growth Partners LP, Pierce Diversified Strategy Master Fund LLC, ena and Enable Opportunity Partners LP (collectively, the "Purchasers") consummated the purchase of  securities consisting of: (i) Senior Convertible Debentures (the "Debentures") in the aggregate principal amount of $2,250,000 (having an aggregate purchase price of $2,025,000, representing a 10% original issue discount) which, together with accrued but unpaid interest and any other amounts due thereon, are due and payable on May 31, 2010, or earlier upon acceleration following an Event of Default, as defined in the Debentures. The Debentures bear interest at a nominal rate of 5% per annum, payable quarterly, in cash, or additional shares of our common stock in the event of an effective Registration Statement that remains available for use by the Purchasers.  The principal amount of the Debentures and accrued interest thereon are convertible into shares of our common stock at the election of the Purchasers at an initial exercise price of $.20 per share or an aggregate of 11,250,000 shares of Common Stock, subject to adjustment for certain issuances, transactions or events that would result in dilution to the holders; and (ii) Common Stock Purchase Warrants (the "Warrants") to purchase an aggregate of 11,250,000 shares of the Company's common stock at an exercise price of $.50 per share, subject to adjustment, including full-ratchet anti-dilution protection, and are exercisable for a period of five years.  Meyers Associates, L.P., a FINRA registered broker-dealer (the "Placement Agent"), served as the placement agent for the Financing and received fees equal to 10% of the principal amount of Debentures sold. We also issued to the Placement Agent a Unit Purchase Option to purchase fifteen percent (15%) of the shares of Common Stock issuable upon conversion of the Debentures and Warrants issued to Purchasers. We believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2), and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.  In connection with the sale of these securities, the Company relied on each of the Purchasers' written representations that it was either an "accredited investor" as defined in Rule 501(a) of the Securities and Exchange Commission or a "qualified institutional buyer" as defined in Rule 144A(a).   In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

2.             During the three months ended September 30, 2007, pursuant to a private placement memorandum, we issued 167,000 shares of our common stock together with three-year warrants to purchase 334,000 additional shares.  The proceeds of the sales were used for working capital. The securities, which were issued pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, are restricted as to transferability.  The purchasers were deemed accredited investors and had access to current information regarding the Company at the time of purchase.

3.             During the three months ended June 30, 2007, pursuant to a private placement memorandum, we issued 345,000 shares of our common  stock together with three-year warrants to purchase 345,000 additional shares at $0.75 and 345,000 shares at $2.00 per share.  The proceeds of $345,000 were used for working capital. The securities, which were issued pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, are restricted as to transferability  The purchasers were deemed accredited investors and had access to current information regarding the Company at the time of purchase.

4.             In April 2007, we also issued 896,572 shares of common stock and 1,146,571 warrants. These shares and warrants were issued for conversion of $313,800 of principal amount of our convertible promissory notes. The warrants are exercisable at prices ranging from $0.35 to $1.40 per share for a period of three years.  The shares and warrants, which are restricted as to transferability, were issued under the exemption from registration provided by Section 4(2) of the Securities Act.  The purchasers were deemed accredited investors and had access to current information regarding the Company at the time of purchase.

5.             Effective March 6, 2007, WiFiMed, Inc. the Company and a wholly owned subsidiary of the Company completed an Agreement and Plan of Merger dated September 15, 2006 whereby a wholly owned subsidiary of the Company merged with and into WiFiMed, Inc. with WiFiMed, Inc. remaining as the surviving corporation and a wholly owned subsidiary of the Company.  In exchange for a wholly owned interest in WiFiMed, Inc., holders of WiFiMed, Inc. securities received securities of the Company representing approximately 86% of the outstanding shares of the Company's common stock on a fully diluted basis after giving effect to the merger and the Company's reverse stock split.  The 55 WiFiMed security holders received an aggregate of 17,619,672 shares of the Company common stock and warrants and options exercisable to purchase an additional 3,210,588 shares of the Company common stock in exchange for their interests in WiFiMed.  Options to purchase 3,842,356 shares of common stock were also issued under the 2006 Stock Incentive Plan.  The options and warrants will be exercisable at various prices ranging from $0.10 to $0.46 per share.  The shares of common stock issued pursuant to the merger contain the same rights, terms and preferences as the Company's currently issued and outstanding shares of common stock.  The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act.  Certificates representing the securities contain a legend restricting their transferability absent registration or applicable exemption.  The security holders were deemed accredited investors and had access to current information regarding the Company at the time the promissory notes were converted.

6.             During March 2007, the holders of two promissory notes in the aggregate principal amount of $300,000 converted the notes into an aggregate of 2,540,323 restricted shares of the Company's common stock and warrants to purchase 3,540,323 shares of the Company's common stock.  The warrants are exercisable at prices ranging from $0.0775 to $0.10 per share for a period of three years.  The shares and warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act.  Certificates representing the securities contain a legend restricting their transferability absent registration or applicable exemption.  The security holders were deemed accredited investors and had access to current information regarding the Company at the time the promissory notes were converted.

7.             On June 14, 2006, the Company issued 100,000 shares of Common Stock to Partners in Biomaterials, Inc. in connection with the amendment and restatement of the Supply Agreement and Patent Agreement, each between Aquamer and Partners in Biomaterials, Inc. The shares, which are restricted as to transferability, were valued at $10,000, or $0.10 per share, which was representative of the approximate market value at the date of issuance. The shares were issued under Section 4(2) of the Securities Act.  The certificates representing the shares contain a legend restricting their transferability.

8.             On February 1, 2006, we issued a total of 1,165,000 shares of Common Stock consisting of the following:

(a)  85,000 shares to Douglas Arnold, a consultant, as partial compensation for consulting services pursuant to a five-month agreement ending March 31, 2006. The shares, which are restricted as to transferability, were valued at $17,000, or $0.20 per share, which was representative of the approximate market value at the date of issuance. Of the total expense of $17,000, $6,800 was charged in the year ended December 31, 2005 and $10,200 in the quarter ended March 31, 2006.

(b)  180,000 shares to Stuart Hamill, a consultant, as partial compensation for consulting services pursuant to a one-year agreement ending September 30, 2006. The shares, which are restricted as to transferability, were valued at $36,000, or $0.20 per share, which was representative of the approximate market value at the date of issuance. Of the total expense, $9,000 was charged to expense in the year ended December 31, 2005, $9,000 in the quarter ended March 31, 2006 and the balance of $18,000 was recorded as a prepaid asset as of March 31, 2006 to be charged to expense during the remaining term of the agreement.

(c)  900,000 shares to Patricia Jenkins upon conversion of $90,000 principal amount of the Company's 12% unsecured convertible note payable.  The note, which had originally been issued on July 15, 2005, was converted in accordance with its terms at $0.10 per share.

The above shares of Common Stock have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

9.             In September 2005, as part of a private placement of up to $500,000, we issued a total of 825,000 shares of common stock, which are restricted as to transferability, for $165,000 or $0.20 per share.  The private placement of the shares of common stock was made and sold only to accredited investors in reliance on the exemption from representation provided by Section 4(2) of the Securities Act and Rule 506 promulgated shares.  The shares have not been registered under the Act or under any state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

10.           In July, 2005, the Company issued, to a related party, an unsecured convertible note, with warrants attached, in the principal amount of $90,000 for $90,000 cash.  The note proceeds were used for prepayments under a product supply agreement. The note had a maturity date of January 15, 2007 and provided for interest at 12% per annum, payable semi-annually.  The note was converted into 900,000 shares of common stock in February 2006, in accordance with its terms.  The Company relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the above detailed securities.  The certificates representing the shares contain a legend restricting their transferability absent registration or applicable exemption.

Item 27.  Exhibits and Financial Statement Schedules

(a) Exhibits

3.1	Articles of Amendment, dated March 6, 2007, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on March 9, 2007.

3.2	Bylaws, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on March 9, 2007.

4.1	Form of Debentures, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on December 6, 2007.

4.2	Form of Common Stock Purchase Warrant, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on December 6, 2007.

4.3	Form of Placement Agent Unit Purchase Option.*

5.1	Form of Opinion of Phillips Nizer, LLP.*

10.1

Form of Securities Purchase Agreement, dated November 30, 2007, between the Company and various institutional investors incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on December 6, 2007.

10.2

Form of Registration Rights Agreement, dated November 30, 2007, between the Company and various institutional investors incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on December 6, 2007.

10.3

Form of Subsidiary Guarantee, dated November 30, 2007, between the Company and its subsidiaries, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on December 6, 2007.

10.4

Form of Lockup Agreement, dated November 30, 2007, between the Company and various institutional investors incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on December 6, 2007.

10.5

Form of Subordination Agreement, dated November 30, 2007, between the Company and various third parties, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on December 6, 2007.

10.6	Form of Placement Agent Lockup Agreement, dated November 30, 2007, between the Company and Meyers Associates, L.P.*

10.7	Form of Employment Agreement, dated October 15, 2007, between the Company and Mr. Gregory Vacca.*

10.8	Form of Office Sublease, dated May 6, 2006, between the JMJ Technologies, Inc. (assigned to Company in connection with asset purchase) Company and an unaffiliated third party sublandlord.*

10.9	Form of 2006 Stock Incentive Plan, incorporated by reference from the Company's Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on February 6, 2007.

10.10	Loan Agreement between WiFiMed Holdings Company, Inc. and JMJ Technologies, Inc. dated May 18, 2007, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on May 25, 2007.

10.11

Secured Revolving Promissory Note of JMJ Technologies, Inc. dated May 18, 2007, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on May 25, 2007.

10.12

Security Agreement between WiFiMed Holdings Company, Inc. and JMJ Technologies, Inc. dated May 18, 2007, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on May 25, 2007.

10.13	Form of Business Consulting Agreement, dated August 29, 2007, between the Company and Archer Capital.*

10.14

Letter of Intent between the Company and CyberMedx Medical Systems, LLC, dated October 29, 2007, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on November 1, 2007.

16.1

Letter from Michael F. Cronin, C.P.A., regarding change in registrant's certifying accountant, incorporated by reference from the Company's Form 8-K as filed with the Securities and Exchange Commission on May 3, 2007.

21.1	Subsidiaries of the Company.*

23.1	Consent of Phillips Nizer LLP (filed with opinion in exhibit 5.1).*

23.2	Consent of Michael F. Cronin, C.P.A.*

23.3	Consent of Powers, Farmer & Co.*

*Filed herewith.

Item 28.  Undertakings

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of January 2008.

WIFIMED HOLDINGS COMPANY, INC.

/s/ Gregory Vacca

Gregory Vacca Director, President and
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Gregory Vacca _______________________________ Gregory Vacca	Director, President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	January 14, 2008

/s/ Marshall Sterman _______________________________ Marshall Sterman	Director	January 14, 2008

/s/ David Hubbard _______________________________ David Hubbard	Director	January 14, 2008

/s/ Robert Coffill _______________________________ Robert Coffill	Director	January 14, 2008

/s/ Richard Burtt _______________________________ Richard Burtt	Director	January 14, 2008